FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the "Sublease") is made this 22nd day of January, 2008, by and between **Fisher and Phillips, LLP**, ("Sublandlord") and Purple Beverage Co., Inc. previously known as Worth Management Group L.L.C., ("Subtenant").

ELO Associates II, Ltd. ("Landlord"), as Landlord, and Sublandlord, as Tenant, did enter into that certain lease for premises within the Building known as **Las Olas Centre I**, located at 450 **Las Olas Boulevard, Ft. Lauderdale, FL 33301.**

Sublandlord and Subtenant desire to enter into this First Amendment to Sublease Agreement, pursuant to the terms in which Subtenant will lease from Sublandlord and Sublandlord will lease to Subtenant a portion of the Premises.

NOW THEREFORE, for and in consideration of Ten and 00/100 ($10.00) Dollars and the mutual covenants and obligations set forth in this Sublease, Sublandlord and Subtenant do hereby agree as follows:

1. **Subleased Premises.** Sublandlord does hereby lease and rent to Subtenant, and Subtenant hereby leases and rents from Sublandlord, Suite **850**, Building **Las Olas Centre 1**, 450 **Las Olas Boulevard**, Ft. Lauderdale, FL **33301**, consisting of **3,070** rentable square feet as shown outlined on the floor plan attached hereto as Exhibit "A" and incorporated herein by this reference (the **Subleased Premises**"). Sublandlord will not make any improvements whatsoever with regard to the Subleased Premises.

2. **Term.** The term of the original Sublease began on the **15th** day of **March, 2007.** The term of this First Amendment to Sublease Agreement (the "Sublease Term") shall begin on the 1st day of **February, 2008**, and shall expire at 12:00 midnight on the 30th day of **April, 2012.**

3. **Rent.** Subtenant shall pay to Sublandlord annualized base rent of $21.00 per rentable square foot of the Subleased Premises plus applicable Broward County sales tax, for the period February 1, 2008 through April 30, 2012, which rent annualizes to **$64,470.00** (the "**Rent**"). The Rent shall be paid by Subtenant in advance in monthly installments of Five Thousand three Hundred Seventy Two Dollars and 50/100 (**$5,372.50**) Dollars payable on or before the first day of each month during the Sublease Term. Base rental shall escalate **three percent (3%)** to **$21.63** per rentable square foot on March 1, 2008, and each year thereafter. Schedule of base rent payments follows:

Due Dates	Rate	Monthly Base Rent (plus applicable taxes)
2/1/08 – 2/29/08	$21.00	$5,372.50
3/1/08 – 2/28/09	$21.63	$5,533.68
3/1/09 – 2/28/10	$22.28	$5,699.97
3/1/10 – 2/28/11	$22.95	$5,871.38

3/1/11 – 2/29/12	$23.64	$6,047.90
3/1/12 – 4/30/12	$24.34	$6,226.98

4. **Additional Rent.** Subtenant will be responsible for its 1.51 % prorate share of all Operating Costs in excess of 2007 current base year, as further defined in the lease attached hereto as Exhibit "B" and incorporated herein by this reference (the "Lease"). As reference only, the latest estimate provided by Landlord to Sublandlord for 2007 is approximately $16.90 per square foot, annualized, plus applicable taxes.

5. **Security Deposit.** The security deposit will equal two month's rent or $9,240.00 which was paid at the time of the original lease execution.

6. **Relationship to Lease.** The Sublease and all of the Subtenant's rights hereunder are expressly subject to and subordinate to all of the terms of the Lease. Subtenant hereby acknowledges that it has received copies of the Lease and has read all of the terms and conditions hereof. Except for payment of the rental under the Lease, Subtenant shall comply with all obligation of Sublandlord, as Tenant under the Lease, with respect to Sublandlord's Premises and agrees to honor all of the terms of the lease as fully to the same extent as if Subtenant were the Tenant under the Lease. Subtenant hereby acknowledges that Subtenant shall look solely to the Sublandlord for the performance of all the Landlord's obligations under the Lease and that Landlord shall not be obligated to provide any services to Subtenant or otherwise perform any obligations in connection with this Sublease. Sublandlord agrees that Sublandlord shall, when necessary and when requested by Subtenant, endeavor to cause Landlord to perform its obligations under the Lease. Subtenant acknowledges that any termination of the Lease will result in termination of the Sublease.

7. **Use.** Subtenant's use of Sublease Premises shall be strictly in accordance with the use of provisions of the lease. Subtenant shall have the right to use the existing furniture, in its present, as-is condition without warranty of any kind whatsoever from the Sublandlord, during the life of the Sublease. Subtenant shall also have the use of the kitchen in Suite 800 only during the hours of 9:00 am – 5:00 pm, Monday through Friday. This condition is subject to withdrawal with ten (10) day notice for abuse, theft or use not consistent with the Sublandlord's requirements.

8. **Parking.** The number of 15 Parking spaces shall be made available to Subtenant on the same terms and conditions as available to Sublandlord under the terms of the Lease. Subtenant shall be responsible for payment of all parking spaces leased.

9. **Default.** Any act of omission by Subtenant that would constitute a default under the Lease shall be deemed a default by Sublandlord under this Sublease provided written notice of any default by Subtenant under Lease is first provided by Landlord to Sublandlord and there is a reasonable opportunity to cure. In addition, any failure by Tenant or Subtenant to perform any other obligations required under this Sublease, shall be deemed a default hereunder, after written notice and reasonable written notice.

10. **Insurance and Indemnities.** Subtenant hereby agrees to indemnify and hold Sublandlord harmless, with regard to its leasing and use of the Sublease Premises, to the same

extent that Sublandlord, as Tenant, is required to indemnify and hold Landlord harmless with respect to the Premises. Likewise, Subtenant hereby agrees to obtain and provide evidence satisfactory to Sublandlord, on or before the date of this Sublease, that Subtenant is carrying insurance in the same amounts and of the same types required to be carried by Sublandlord with regard to the Premises.

11. **Subleasing and Assignment.** Subtenant shall have no further right to sublease or assign its rights under this Sublease or its rights with regard to the Subleases Premises, without consent and which consent shall not be unreasonable withheld.

12. **Condition of Subleased Premises.** Upon the expiration of this Sublease, Subtenant shall return the Subleased Premises to Sublandlord in the condition required by the Lease, normal wear and tear damage by casualty or condemnation excepted.

13. **Right to Terminate.** Subtenant or Sublandlord will have the right to terminate this Sublease after the second (2nd), lease anniversary date, with six months prior written notice and mutually agreed upon terms and conditions.

14. **Notices.** Notices by Landlord, Sublandlord and Subtenant shall be given to each other at the following addresses in the same manner provided by the Lease.

Sublandlord:	Fisher & Phillips, LLP 450 Las Olas Boulevard Suite 800 Ft. Lauderdale, FL Attention: Managing Partner
With a Copy to:	Fisher & Phillips, LLP 945 East Paces Ferry Road Suite 1500 Atlanta, GA 30326 Attention: Phillip Bodine, COO
Subtenant:	Purple Beverage Co., Inc. 450 Las Olas Boulevard Suite 850 Ft. Lauderdale, FL Attention: ____________________

15. **Miscellaneous.** This Sublease shall be governed by the laws of the State of Florida. Time shall be of the essence with regard to the obligations under this Sublease. This Sublease supersedes all prior discussions and agreements between the parties and incorporates their entire agreement. Any term used in this Sublease which begins with the same initial capital letters and is not defined herein shall have the same meaning attributable to that term in the Lease.

16. **Brokers.** Subtenant and Sublandlord hereby represent and warrant to each other that no real estate broker or person acting as such was consulted or dealt with other than Subtenant or Sublandlord in connection with this sublease or the Premises other than Grubb & Ellis Company on behalf of Sublandlord (the "Broker") and Ocean mark Properties on behalf of the Subtenant and that neither Subtenant, Sublandlord, nor its representatives have performed any act or made any agreements or promises which will in any way obligate the other for the payment of any fee, charge, commission or other compensation to award to any party in connection with this sublease other than the Brokers. Sublandlord shall pay all fees due to the Brokers in respect of this agreement subject to the terms of a separate agreement between the Sublandlord and Grubb & Ellis Company and Subtenant shall have no obligation in respect of such fees. Subtenant and Sublandlord agree forever to indemnify and hold each other harmless from any and all liability and expenses including but not limited to counsel fees and disbursements arising out of and/or incurred because of any claims for commissions, fees or other compensation made by any real estate broker or person acting as such, based on claims contrary to the foregoing representation and warranty.

IN WITNESS WHEREOF, the parties have hereunder set their hands and seals, this day and year first above written.

Signed, sealed and delivered in the presence of:

SUBLANDLORD:
FISHER AND PHILLIPS LLP

By: Charles Caulkins
Title: Partner

Witness Mary Corbin

Witness Jenessa Quintana

Notary Public

Commission data: IRELIS ARIAS MY COMMISSION # DD 743494 EXPIRES: September 13, 2010 Bonded Thru Notary Public Underwriters

[NOTARY SEAL]

[CORPORATE SEAL]

Signed, sealed and delivered in the presence of:

SUBTENANT:
PURPLE BEVERAGE CO., INC.

By: Theodore Farnsworth
Title: CEO

Witness Michael Joffin

Witness L. J. Tumolo

Notary Public

Commission data: IRELIS ARIAS MY COMMISSION # DD 743494 EXPIRES: September 13, 2010 Bonded Thru Notary Public Underwriters

[NOTARY SEAL]

[CORPORATE SEAL]

450 LAS OLAS CENTRE


3,070 rsf

Exhibit "A"

LEASE

THIS LEASE is made and entered into as of the Date of this Lease, by and between Landlord and Tenant. "**Date of this Lease**" shall mean the date on which the last one of the Landlord and Tenant has signed this Lease.

WITNESSETH:

Subject to and on the terms and conditions of this Lease, Landlord leases to Tenant and Tenant hires from Landlord the Premises.

1. **BASIC LEASE INFORMATION AND DEFINED TERMS.** The key business terms of this Lease and the defined terms used in this Lease are as follows:

1.1. **Landlord.** ELO ASSOCIATES II, LTD., a Florida limited partnership.

1.2. **Tenant.** FISHER & PHILLIPS LLP, a Georgia limited liability partnership authorized to transact business in Florida.

1.3. **Building.** Las Olas Centre I located at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301. The Building is located within the Building Project.

1.4. **Building Project.** The Building and the parcel of land on which it is located as legally described in **EXHIBIT "A"** and all of the other buildings and improvements located on such land and known as Las Olas Centre I and located at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

1.5. **Premises.** Suite No. 800 on the eighth floor of the Building. The Premises are depicted in the sketch attached as **EXHIBIT "B"**. Landlord reserves the right to install, maintain, use, repair, and replace pipes, ducts, conduits, risers, chases, wires, and structural elements leading through the Premises in locations that will not materially interfere with Tenant's use of the Premises.

1.6. **Rentable Area of the Premises.** 16,235 square feet. This square footage figure is a stipulated amount, agreed upon by the parties and constitutes a material part of the economic basis of this Lease and the consideration to Landlord in entering into this Lease.

1.7. **Permitted Use of the Premises:** General office purposes only (see the Use article of this Lease).

1.8. **Commencement Date.** December 1, 2006.

1.9. **Lease Term.** A term commencing on the Commencement Date and continuing for 65 full calendar months (plus any partial calendar month in which the Commencement Date falls), as extended or sooner terminated under the terms of this Lease.

1.10. **Base Rent.** The following amounts (which do not include sales tax):

Period	Monthly Base Rent	Period Base Rent
12/1/06 – 4/30/07	$ 0.00	$ 0.00
5/1/07 – 11/30/07	$30,443.63	$213,105.41
12/1/07 – 11/30/08	$31,360.61	$376,327.30
12/1/08 – 11/30/09	$32,307.65	$387,691.80
12/1/09 – 11/30/10	$33,281.75	$399,381.00
12/1/10 – 11/30/11	$34,282.91	$411,394.90
12/1/11 – 4/30/12	$35,311.13	$176,555.65

1.11. **Allocated Share of Office Area.** 9.26%. This share is a stipulated percentage, agreed upon by the parties, and constitutes a material part of the economic basis of this Lease and the consideration to Landlord in entering into this Lease.

Exhibit "B"

1.12. **Office Area** shall mean the office portions of the Building.

1.13. **Security Deposit.** $30,443.63 [redacted], to be paid to Landlord upon execution of this Lease by Tenant.

1.14. **Tenant's Notice Address.** 450 East Las Olas Boulevard, Suite 800, Fort Lauderdale, FL 33301, with copy to Phillip B. Dodine, Fisher & Phillips, 945 East Paces Ferry Road, Suite 500, Atlanta, Georgia 30326.

1.15. **Landlord's Notice Address.** c/o BLO Associates II, Ltd., c/o Colonial Properties Services, Inc., as agent, 450 East Las Olas Blvd., Suite 740, Ft. Lauderdale, Florida 33301, with copies to the Building Management Office at the Building Project, Attention: On-Site Property Manager, and to DRA Advisors, LLC, 220 East 42nd Street, 27th Floor, New York, NY 10017, Attention: Rob Hyman, Asset Manager.

1.16. **Tenant Improvement Allowance.** $162,350.00 ($10.00 per rentable square foot) to be paid in accordance with the Tenant Improvements section of this Lease.

1.17. **Landlord's Broker.** ComReal Fort Lauderdale.

1.18. **Tenant's Broker.** Newmark Southern Region.

1.19. **Parking Spaces. Total Spaces:** 49, allocated as follows: Reserved Caged Spaces (within the Building parking garage secure/caged area): 1 at $150.00 per space, per month, plus sales tax; Unreserved Spaces: 48 at $75.00 per space, per month, plus sales tax.

1.20. **Business Days** shall mean all days other than Saturdays, Sundays, or Legal Holidays.

1.21. **Legal Holidays** shall mean New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, and Christmas Day.

1.22. **Other Defined Terms.** An index of the other defined terms used in this Lease is set forth below with a cross-reference to the section of the Lease in which the definition of such term can be found:

DEFINITION	**ARTICLE OF LEASE**
Alterations	Alterations
Binding Notice	Option to Extend
Common Areas	Common Areas
Date of this Lease	Introductory Paragraph
Extension Notice	Option to Extend
Fair Market Rental Value or Value	Option to Extend
Monetary Default	Default
Nonmonetary Default	Default
Normal Business Hours	Services and Utilities
Operating Costs	Operating Costs
Parking Areas	Parking
Plans	Alterations
Prime Rate	Default
Rejection Notice	Option to Extend
Rent	Rent
Rules and Regulations	Use
Tenant Improvements	Alterations
Tenant Delay	Alterations
Unavoidable Delay	Impossibility of Performance
Work Cost	Alterations

2. **TERM.** Tenant shall have and hold the Premises for the Lease Term. The Lease Term shall commence on the Commencement Date.

3. **USE.** Tenant shall continuously use and occupy the Premises only for the Permitted Use of the Premises. Tenant shall not use or permit or suffer the use of the Premises for any of the Restricted Uses set forth in **EXHIBIT "F"** attached to this Lease which are the subject of exclusive restrictions granted by Landlord to other tenants in the Building Project. Tenant shall conform to the Rules and Regulations. **"Rules and Regulations"** shall mean the rules and regulations for the Building promulgated by Landlord from time to time. The Rules and Regulations which apply as of the Date of this Lease are attached as **EXHIBIT "D"**.

4. **RENT.**

4.1. **General.** Tenant shall pay to Landlord in lawful United States currency the Base Rent. On the execution of this Lease by Tenant, Tenant shall pay to Landlord the installments of Base Rent and additional rent for Operating Costs for the first month of the Lease Term for which Rent is due and not abated. All Base Rent shall be payable in equal monthly installments, in advance, beginning on the Commencement Date, and continuing on the first day of each and every calendar month thereafter during the Lease Term. Unless otherwise expressly provided, all monetary obligations of Tenant to Landlord under this Lease, of any type or nature, other than Base Rent, shall be denominated as additional rent. Except as otherwise provided, all additional rent payments are due ten business days after delivery of an invoice. Tenant shall pay monthly to Landlord any sales, use, or other tax (excluding state and federal income tax) now or hereafter imposed on any Rent due under this Lease. The term **"Rent"** when used in this Lease shall include Base Rent and all forms of additional rent. All Rent shall be paid to Landlord without demand, setoff, or deduction whatsoever, except as specifically provided in this Lease, at Landlord's Notice Address, or at such other place as Landlord shall designate in writing to Tenant. Tenant's obligations to pay Rent are covenants independent of the Landlord's obligations under this Lease.

4.2. **Rent Abatement.** Notwithstanding anything contained in this Lease to the contrary, as an inducement to Tenant to enter into this Lease and as consideration for the execution of this Lease by Tenant, Landlord agrees that if and for as long as Tenant is not in default under this Lease beyond any applicable grace period, Tenant shall have a Rent credit in the amount of the Base Rent and the additional rent for Tenant's Allocated Share of Operating Costs owed for the first five months of the Lease Term, which credit shall be applied to the installments of Base Rent and the additional rent for Tenant's Allocated Share of Operating Costs due for those months. If after Tenant has been granted all or any portion of the Rent credit, the Lease Term is terminated by virtue of a default by Tenant or Landlord resumes possession of the Premises consequent upon a default by Tenant, and Landlord is precluded by applicable law from collecting the full amount of damages attributable to the default as provided in the Default article of this Lease, then, in addition to all other available damages and remedies, Landlord shall also be entitled to recover from Tenant the unamortized portion (calculated using an interest rate of 9% per annum compounded monthly) of the Rent credit, which sum shall not be deemed Rent. This obligation to pay the Rent credit shall survive the expiration or sooner termination of the Lease Term.

5. **OPERATING COSTS.**

5.1. **General.** Tenant shall pay to Landlord its Allocated Share of the following in accordance with the terms and provisions of this article.

5.1.1. That portion of Operating Costs which has been allocated to the Office Area by Landlord (Operating Costs are estimated to be $14.06 per rentable square foot for calendar year 2006); and

5.1.2. Costs which by their nature arise exclusively out of or apply or relate exclusively to the Office Area and which costs would fall within the definition of Operating Costs had they arisen out of or applied or related to the Building Project as a whole. Landlord will make the allocations of Operating Costs to the Office Area in good faith. However, Tenant specifically acknowledges that the making of allocations requires the exercise of judgment which could be subject to differing opinions. Landlord's allocations will be upheld unless Tenant can prove that the allocations have been made in bad faith and are arbitrary and discriminatory as to Tenant.

5.2. **Real Estate Taxes.** The term "**Real Estate Taxes**" shall mean the total of all taxes, assessments, and other charges by any governmental or quasi-governmental authority, including real and personal property taxes, transit and other special district taxes, franchise taxes, and solid waste assessments that are assessed, levied, or in any manner imposed on the Building Project. If a tax shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes or otherwise as a result of the ownership of the Building Project, then the other tax shall be deemed to be included within the definition of "Real Estate Taxes".

"Real Estate Taxes" shall also include all costs incurred by Landlord in contesting the amount of the assessment of the Building Project made for Real Estate Tax purposes, including attorneys', consultants', and appraisers' fees.

5.3. **Operating Costs.** The term "Operating Costs" shall mean the total of all of the costs incurred by Landlord relating to the ownership, operation, and maintenance of the Building Project and the services provided tenants in the Building Project. By way of explanation and clarification, but not by way of limitation, Operating Costs will include the costs and expenses incurred for the following: Real Estate Taxes; pest control; trash and garbage removal (including dumpster rental); porter and matron service; security; Common Areas decorations; repairs, maintenance, and alteration of building systems, Common Areas, and other portions of the Building Project to be maintained by Landlord; amounts paid under easements or other recorded agreements affecting the Building Project, including assessments paid to property owners' associations; repairs, maintenance, replacements, and improvements that are appropriate for the continued operation of the Building Project as a first-class building; improvements required by law; improvements in security systems; materials, tools, supplies, and equipment to enable Landlord to supply services that Landlord would otherwise have obtained from a third party; expenditures designed to result in savings or reductions in Operating Costs; landscaping, including fertilization and irrigation supply; parking area maintenance and supply; property management fees; an onsite management office; all utilities serving the Building Project and not separately billed to or reimbursed by any tenant of the Building Project; cleaning; window washing, and janitorial services; all insurance customarily carried by owners of comparable buildings or required by any mortgagee of the Building Project; supplies; service and maintenance contracts for the Building Project; wages, salaries, and other benefits and costs of employees of the Landlord up to and including the building manager (including a pro rata share only of the wages and benefits of employees who are employed at more than one building, which pro rata share shall be determined by Landlord and shall be based on Landlord's estimate of the percentage of time spent by the employees at the Building Project); legal, accounting, and administrative costs; and uniforms and working clothes for employees and the cleaning of them. Landlord may contract for the performance of some or all of the management and maintenance functions generally described in this section with entities that are affiliated with Landlord.

Operating Costs shall exclude, or have deducted from them, as the case may be and as shall be appropriate:

(1) Leasing commissions, rent concessions to tenants, and tenant improvements;

(2) Executive's salaries above the grade of building manager;

(3) Expenditures for capital items, except (a) those which, under generally accepted accounting principles, with deviations from such principles which are customary in the real estate industry, are expenses or regarded as deferred expenses; (b) capital expenditures required by law; (c) expenditures for materials, tools, supplies, and equipment purchased by Landlord to enable Landlord to supply services that Landlord would otherwise have obtained from a third party, and (d) replacement of non-structural items in the Common Areas, in any of which cases the cost of the capital improvements or expenditures shall be included in Operating Costs for the year in which the cost is incurred and subsequent years, amortized on a straight-line basis over an appropriate period, but in no event more than ten years, with an interest factor equal to the Prime Rate in effect at the time of Landlord's having incurred the expenditure, but in no event greater than the maximum rate;

(4) Painting, redecorating, or other work that Landlord performs for any tenant;

(5) Insurance proceeds received by Landlord to the extent the proceeds are reimbursement for costs included in Operating Costs (net of costs of collection);

(6) The cost of repairs or replacements necessitated by the exercise of the power of eminent domain;

(7) Depreciation or amortization, except as specifically provided in this section;

(8) Rent payable under any lease to which this Lease is subject;

(9) Interest on, and amortization of, any mortgages encumbering the Building Project;

(10) Costs incurred in negotiating or enforcing leases against tenants, including attorneys' fees;

(11) Interest or other penalties for the late payment of any Real Estate Taxes;

(12) Advertising and promotional expenditures; and

(13) The incremental cost of furnishing services such as overtime HVAC to any tenant and costs incurred in performing work or furnishing services for individual tenants (including this Tenant).

5.4. **Variable Operating Costs**. If during any year the entire Building Project is not occupied or Landlord is not furnishing utilities or services to all of the premises in the Building Project, then the variable Operating Costs for such year shall be "grossed up" (using reasonable projections and assumptions) to the amounts that would apply if the entire Building Project were completely occupied and all of the premises in the Building Project were provided with the applicable utilities or services. Variable Operating Costs are Operating Costs that are variable with the level of occupancy of the Building Project (such as janitorial services, utilities, refuse and waste disposal, and management fees).

5.5. **Payment**. Landlord shall reasonably estimate the Operating Costs that will be payable for each calendar year. Tenant shall pay one-twelfth of its share of the estimated Operating Costs monthly in advance, together with the payment of Base Rent. Should any assumptions used in creating a budget change, Landlord may adjust the estimated monthly Operating Costs payments to be made by Tenant by notice to Tenant. After the conclusion of each calendar year, Landlord shall furnish Tenant a detailed statement of the actual Operating Costs for the year, and an adjustment shall be made between Landlord and Tenant with payment to or repayment by Landlord, as the case may require. Tenant waives and releases any and all objections or claims relating to Operating Costs for any calendar year unless, within 60 days after Landlord provides Tenant with the annual statement of the actual Operating Costs for the calendar year, Tenant provides Landlord notice that it disputes the statement and specifies the matters disputed. If Tenant disputes the statement then, pending resolution of the dispute, Tenant shall pay the Rent in question to Landlord in the amount provided in the disputed statement.

5.6. **Alternate Computation**. Instead of including in Operating Costs certain costs, Landlord may bill Tenant and Tenant shall pay for those costs in any one or a combination of the following manners: (a) direct charges for services provided for the exclusive benefit of the Premises that are subject to quantification; (b) based on a formula that takes into account the relative intensity or quantity of use of utilities or services by Tenant and all other recipients of the utilities or services, as reasonably determined by Landlord; or (c) pro rata based on the ratio that the Rentable Area of the Premises bears to the total rentable area of the tenant premises within the Building Project that are benefited by such costs.

5.7. **Audit Rights**. If in any year Operating Costs increase by more than 5% over the amount payable for the preceding year and Tenant has paid the disputed statement and is not in default under this Lease, Tenant has given timely written notice of dispute to Landlord as required under Section 5.5, then Tenant may, upon 30 days' prior written notice to Landlord, examine Landlord's books and records pertaining to Operating Costs covered by the disputed statement, provided that: (i) the audit shall not be conducted by a person or entity being compensated on a percentage of recovery or other contingency fee basis, (ii) the audit will be conducted during Landlord's regular business hours at the office where Landlord maintains Operating Costs records, and (iii) Tenant and all of its consultants shall, prior to the examination, execute Landlord's form of Confidentiality Agreement. If Landlord and Tenant determine that Operating Costs are more or less than reported, Tenant shall promptly pay the difference to Landlord, or Landlord shall promptly pay to Tenant, or provide Tenant with a credit against future rent in the amount of, the difference, as the case may be. If it is finally determined that the disputed statement contains an error in excess of 5% of the total amount of the statement, Landlord shall pay Tenant's reasonable out-of-pocket audit costs. Any dispute between the parties as to Operating Costs shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in force with the following exceptions. There shall be a single arbitrator selected by the American Arbitration Association. The arbitrator shall have at least ten years' experience in the supervision of the operation and management of major office buildings in the market area of the Building. The determination of the arbitrator shall be final, binding, and conclusive on all the parties, and judgment may be rendered on it by any court having jurisdiction, upon application of either Landlord or Tenant.

5.8. **Cap on Controllable Costs**. Notwithstanding anything contained in this Lease to the contrary, for purposes of computing Tenant's Allocated Share of Operating Costs, Controllable Costs (as defined in this paragraph) for any calendar year shall not exceed the Cap Amount (as defined in this paragraph) for that calendar year. The "**Cap Amount**" for any given calendar year during the Lease Term shall be an amount determined by increasing the Controllable Costs for the calendar year in which the Commencement Date occurs by 5% per annum on a cumulative basis. "**Controllable Costs**" shall mean all Operating Costs other than the costs of Real Estate Taxes, all insurance-related costs, all utility and waste collection related costs, costs resulting from acts of God, and all costs incurred in complying with changes in the law. In addition, the Cap Amount shall exclude increases in Controllable Costs resulting from any increases in minimum hourly wage rates in effect as of the Date of this Lease.

6. **ASSIGNMENT OR SUBLETTING.**

6.1. **General; Definition of Transfer.** Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall transfer this Lease except as provided in this article. For purposes of this article, a "transfer" shall mean any of the following: (a) an assignment of this Lease; (b) a collateral assignment, mortgage, or other encumbrance involving this Lease; (c) a sublease, license agreement, or other agreement permitting all or any portion of the Premises to be used by others; (d) a reduction of Tenant's assets to the point that this Lease is substantially Tenant's only asset; (e) a change or conversion in the form of entity of Tenant or any transferee or any entity controlling any of them which has the effect of limiting the liability of any of the partners, members, or other owners of the entity; or (f) any transfer of control of Tenant, which shall be defined as any issuance or transfer of stock in any corporate tenant or subtenant or any interest in any noncorporation entity tenant or subtenant, by sale, exchange, merger, consolidation, operation of law, or otherwise, or creation of new stock or interests, by which an aggregate of 50% or more of Tenant's stock or equity interests shall be vested in one or more parties who are not stockholders or interest holders as of the Date of this Lease, or any transfer of the power to direct the operations of any entity (by equity ownership, contract, or otherwise), to one or more parties who are not stockholders or interest holders as of the Date of this Lease, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions. This section shall not apply to sales of stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, which sales are effected through any recognized securities exchange. Any modification or amendment to any sublease of any portion of the Premises shall be deemed a further sublease of this Lease. As used in this article, the term "transferee" shall include any assignee or subtenant of Tenant or any other party involved in any of the other transactions or events constituting a transfer.

6.2. **Request for Consent.** If Tenant requests Landlord's consent to a transfer, it shall submit in writing to Landlord, not later than 30 days before any anticipated transfer, (a) the name and address of the proposed transferee, (b) a duly executed counterpart of the proposed transfer agreement, (c) reasonably satisfactory information as to the nature and character of the business of the proposed transferee, as to the nature and character of its proposed use of the space, and otherwise responsive to the criteria set forth in the Reasonable Consent section of this article, and (d) banking, financial, or other credit information relating to the proposed transferee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed transferee, including balance sheets and profit and loss statements for the transferee covering the three years before the transfer, certified by the transferee, and a list of personal, banking, business, and credit references for the transferee.

6.3. **Recapture.** Landlord shall have the following options to be exercised within 15 business days from submission of Tenant's request for Landlord's consent to a specific transfer:

6.3.1. If Tenant proposes to assign this Lease or sublet all or substantially all of the Premises, Landlord shall have the option to cancel and terminate this Lease as of the proposed commencement date for the transfer.

6.3.2. If Tenant proposes to sublet less than all or substantially all of the Premises or if a proposed sublease shall be for less than the balance of the Lease Term, Landlord shall have the option of canceling and terminating this Lease only as to the applicable portion of the Premises and the applicable portion of the Lease Term covered by the proposed sublease, effective as of the proposed commencement date of the sublease. If Landlord exercises this option, all Rent for the Premises shall be equitably apportioned as of the commencement date of the sublease and Landlord, at Tenant's expense, shall perform all work and make all alterations as may be required physically to separate the applicable portion of the Premises from the remainder of the Premises and to permit lawful occupancy of the separated portion.

6.4. **Reasonable Consent.** If Landlord does not elect either of the options provided in the Recapture section of this article, Landlord shall not unreasonably withhold or delay its consent to a proposed transfer. Landlord shall be deemed to have reasonably withheld its consent to any proposed transfer unless all of the following conditions have been established to Landlord's reasonable satisfaction:

6.4.1. The proposed transferee has sufficient financial wherewithal to discharge its obligations under this Lease and the proposed agreement of transfer and as determined by Landlord's criteria for selecting Building Project tenants and has a net worth that is not less than the net worth of Tenant on the Date of this Lease.

6.4.2. The proposed transfer shall not, in Landlord's reasonable judgment, cause physical harm to the Building Project or harm to the reputation of the Building Project that would result in an impairment of Landlord's ability to lease space in the Building Project or a diminution in the rental value of space in the Building Project. The proposed use of the Premises by

the proposed transferee will be a use permitted under this Lease and not prohibited by the Rules and Regulations, and will not violate any restrictive covenants or exclusive use provisions applicable to Landlord.

6.4.3. The proposed transferee shall not be any person or entity who shall at that time be a tenant, subtenant, or other occupant of any part of the Building Project, or who dealt with Landlord or Landlord's agent (directly or through a broker) as to space in the Building Project during the six months immediately preceding Tenant's request for Landlord's consent.

6.4.4. Landlord does not have comparable space in the Building to the proposed transfer space which will be available within six months of the date of the proposed transfer.

6.4.5. The proposed use of the Premises by the proposed transferee will not require alterations or additions to the Premises or the Building Project to comply with applicable law or governmental requirements and will not negatively affect insurance requirements or involve the introduction of materials to the Premises that are not in compliance with the environmental laws.

6.4.6. Any mortgagee of the Building Project will consent to the proposed transfer if such consent is required under the relevant loan documents.

6.4.7. The proposed use of the Premises will not increase the operating costs for the Building Project or the burden on the Building Project services, or generate additional foot traffic, elevator usage, Parking Area usage, or security concerns in the Building Project, or create an increased possibility that the comfort or safety, or both, of Landlord and the other occupants of the Building Project will be compromised or reduced.

6.4.8. The proposed transferee shall not be, and shall not be affiliated with, anyone with whom Landlord or any of its affiliates has been involved with in litigation.

6.4.9. The proposed transfer will not cause a violation of another lease for space in the Building Project or give an occupant of the Building Project a right to cancel its lease.

6.4.10. There shall be no default by Tenant, beyond any applicable grace period, under any of the terms, covenants, and conditions of this Lease at the time that Landlord's consent to a transfer is requested and on the date of the commencement of the term of the proposed transfer.

6.4.11. If the transfer is an assignment, the proposed assignee will assume in writing all of the obligations of Tenant under this Lease.

Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed transfer.

6.5. **Tenant's Remedies.** Tenant waives any remedy for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim, or defense) based on any claim that Landlord has unreasonably withheld, delayed, or conditioned its consent to a proposed transfer under this Lease. Tenant's sole remedy in such an event shall be to institute an action or proceeding seeking specific performance, injunctive relief, or declaratory judgment.

6.6. **Transfer Documents.** Any sublease shall provide that: (a) the subtenant shall comply with all applicable terms and conditions of this Lease to be performed by Tenant; (b) the sublease is expressly subject to all of the terms and provisions of this Lease; and (c) unless Landlord elects otherwise, the sublease will not survive a termination of this Lease (whether voluntary or involuntary) or resumption of possession of the Premises by Landlord following a default by Tenant. The sublease shall further provide that if Landlord elects that the sublease shall survive a termination of this Lease or resumption of possession of the Premises by Landlord following a default by Tenant, the subtenant will, at the election of the Landlord, attorn to the Landlord and continue to perform its obligations under its sublease as if this Lease had not been terminated and the sublease were a direct lease between the Landlord and the subtenant. Any assignment of lease shall contain an assumption by the assignee of all of the obligations of Tenant under this Lease.

6.7. **No Advertising.** Tenant shall not advertise in written or electronic form (but may list with brokers) its space for sublease at a rental rate lower than the greater of the then Building Project Rental rate for the space or the rental rate then being paid by Tenant to Landlord.

6.8. **Consideration for Consent.** If Tenant effects any transfer, then Tenant shall pay to Landlord a sum equal to 50% of (a) the net Rent, additional rent, or other consideration paid to Tenant by any transferee that is in excess of the Rent then being paid by Tenant to Landlord under this Lease for the portion of the Premises so transferred (on a prorated, square-footage basis), and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from the transfer. The net Rent, additional rent, or other consideration paid to Tenant shall be calculated by deducting from the gross Rent, additional rent, or other consideration reasonable and customary real estate brokerage commissions actually paid by Tenant to third parties, tenant improvement allowances, Rent concessions, the actual cost of improvements to the Premises made by Tenant for the transferee, and other direct out-of-pocket costs actually incurred by Tenant in connection with the transfer (as long as the costs are commercially reasonable and are commonly incurred by landlords in leasing similar space). Should Tenant sell multiple assets, including its interest under this Lease, Landlord shall not be bound by any allocation of the purchase price for such assets which may be included in an agreement between Tenant and the transferee. Rather, the profit or gain on the transfer of Tenant's interest under this Lease as defined in subsection (b) above shall be the fair market value of Tenant's interest under this Lease as of the date of the transfer less the costs of the transaction as generally described above. Upon reasonable notice, Landlord shall have the right to audit Tenant's books and records to determine the amount payable to Landlord under this section. All sums payable by Tenant under this section shall be payable to Landlord immediately on receipt by Tenant.

6.9. **Permitted Transfers.** The option in favor of Landlord set forth in the Recapture section of this article shall not apply to, and Landlord's consent will not be required as to, any change in the shareholders of Tenant, or a transfer to an entity which controls, is controlled by, or is under common control of Tenant, or to any entity into or with which Tenant may be merged or consolidated or by which it is acquired (a "**Permitted Transfer**"), provided that (a) the resulting entity shall own all or substantially all of the assets of Tenant, (b) the form of any agreement of assignment or any sublease shall otherwise comply with the terms and conditions of this article, and (c) a significant purpose of any such transfer is not to avoid the restrictions on transfer otherwise imposed under this article. In addition, Landlord consents to Tenant's existing sublease to Larry Adair, subject to Tenant's delivery of a copy of the sublease to Landlord and full execution of the Consent to Sublease attached to this Lease as **EXHIBIT "G"**.

6.10. **No Waiver.** Consent by Landlord to a transfer shall not relieve Tenant from the obligation to obtain Landlord's written consent to any further transfer.

6.11. **Acceptance of Payments.** If this Lease is nevertheless assigned, or the Premises are sublet or occupied by anyone other than Tenant, Landlord may accept Rent from the assignee, subtenant, or occupant and apply the net amount received to the Rent reserved in this Lease, but no such assignment, subletting, occupancy, or acceptance of Rent shall be deemed a waiver of the requirement for Landlord's consent as contained in this article or constitute a novation or otherwise release Tenant from its obligations under this Lease.

6.12. **Continuing Liability.** Except as provided in the Recapture section of this article, following any transfer, Tenant shall remain liable to Landlord for the prompt and continuing payment of all forms of Rent payable under this Lease following the transfer. The joint and several liability of Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released, or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

6.13. **Administrative Fee.** If Landlord consents to any transfer, Tenant shall pay to Landlord, on demand, an administrative fee of $750 plus all reasonable attorneys' fees and actual costs associated with Landlord's consent to any transfer and the review and preparation of all documents associated therewith.

6.14. **Landlord Transfer.** Landlord may assign or encumber its interest under this Lease. If any portion of the Premises is sold, transferred, or leased, or if Landlord's interest in any underlying lease of the Premises is transferred or sold, Landlord shall be relieved of all existing and future obligations and liabilities under this Lease, provided that the purchaser, transferee, or tenant of the Premises assumes in writing those obligations and liabilities.

6.15. **Improper Transfer.** Any transfer by Tenant in violation of this article shall be void and shall constitute a default under this Lease.

7. **INSURANCE.**

7.1. **Tenant's Insurance.** Tenant shall obtain and keep in full force and effect following insurance coverages:

7.1.1. **Commercial General Liability.** Commercial general liability insurance, including contractual liability, on an occurrence basis, on the then most current Insurance Services Office (ISO) form, with combined single limits of $3 million per occurrence for death, bodily injury, and property damage, which coverage limits may be effected with umbrella coverage.

7.1.2. **Property.** Property insurance on the ISO causes of loss–special form, in an amount adequate to cover 100% of the replacement costs, without co-insurance, of all of Tenant's property at the Premises.

7.1.3. **Business Interruption.** Business income and extra expense insurance covering the risks to be insured by the property insurance described above, on an actual loss-sustained basis, but in all events in an amount sufficient to prevent Tenant from being a co-insurer of any loss covered under the applicable policy or policies.

7.1.4. **Workers' Compensation.** Workers' compensation insurance covering Tenant and its employees for all costs, statutory benefits, and liabilities under state workers' compensation, disability, and similar laws.

7.1.5. **Other Insurance.** Such other insurance as may be reasonably required by Landlord.

7.2. **Insurance Requirements.** All insurance policies shall be written with insurance companies having a policyholder rating of at least "A-" and a financial size category of at least "Class XII" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. The commercial general liability insurance policy shall name Landlord and Landlord's directors, officers, partners, agents, employees, and managing agent as additional insureds and shall provide that they may not be terminated or modified in any way that would materially decrease the protection afforded Landlord under this Lease without 30 days' advance notice to Landlord. Tenant shall furnish evidence of insurance (on ACORD 27 or other form acceptable to Landlord). Coverage amounts for the commercial general liability insurance may be increased after commencement of the third full year of the Lease Term, if Landlord shall reasonably determine that an increase is necessary for adequate protection.

7.3. **Waiver of Subrogation.** Landlord and Tenant each expressly, knowingly, and voluntarily waive and release any claims that they may have against the other or the other's employees, agents, or contractors for damage to its properties and loss of business (specifically including loss of Rent by Landlord and business interruption by Tenant) as a result of the acts or omissions of the other party or the other party's employees, agents, or contractors (specifically including the negligence of either party or its employees, agents, or contractors and the intentional misconduct of the employees, agents, or contractors of either party), to the extent any such claims are covered (without regard to losses not compensated as a result of such things as coinsurance adjustments or deductibles) by the workers' compensation and property insurance described in this Lease, the ISO forms of business income and extra expense insurance policies, even if not maintained by Tenant, or other property insurance that either party may carry at the time of an occurrence. Landlord and Tenant shall each, on or before the earlier of the Commencement Date or the date on which Tenant first enters the Premises for any purpose, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer concerning the workers' compensation and all forms of property insurance maintained by it for the Building Project.

7.4. **Construction Insurance.** Except for work performed by Landlord, before any Alterations are undertaken by or on behalf of Tenant, any contractor shall obtain and maintain, at no expense to Landlord, worker's compensation insurance required by state law, automobile and commercial general liability insurance complying with the terms of this article.

8. **DEFAULT.**

8.1. **Events of Default.** Each of the following shall be an event of default under this Lease: (a) Tenant fails to make any payment of Rent when due ("**Monetary Default**"); or (b) Tenant fails to perform any other obligation under this Lease ("**Nonmonetary Default**"); or (c) Tenant or any Guarantor for Tenant's obligations under this Lease becomes bankrupt or insolvent or makes an assignment for the benefit of creditors or takes the benefit of any insolvency act, or if any debtor proceedings be taken by or against Tenant or any Guarantor; or (d)Tenant abandons the Premises while in Monetary Default; or (e) Tenant transfers this Lease in

violation of the Assignment or Subletting article; or (f) Tenant fails to deliver an estoppel certificate within the time period required by the Estoppel Certificates article of this Lease.

8.2. **Grace Periods.**

8.2.1. **Monetary Defaults.** Notwithstanding anything contained in this Lease to the contrary, Tenant shall have a period of five business days after notice from Landlord of a Monetary Default in which to cure the default.

8.2.2. **Nonmonetary Defaults.** Provided the default does not involve an emergency that must be addressed in a shorter time frame, Tenant shall have a period of 30 days after notice from Landlord of a Nonmonetary Default in which to cure the default. In addition, provided that the default does not involve an emergency that must be addressed in a shorter time frame, this grace period shall be extended if the default is of a nature that it cannot be completely cured within such grace period solely as a result of non-financial circumstances outside of Tenant's control, provided that Tenant has promptly commenced all appropriate actions to cure the default within such grace period and those actions are thereafter diligently and continuously pursued by Tenant in good faith. In no event, however, shall the grace period exceed a total of 90 days. If the Nonmonetary Default is not cured before the expiration of the grace period, as extended, then Landlord may pursue any or all of its remedies.

8.2.3. **Statutory Notices.** The notices of defaults to be given under this section may be the same as the notice required under Section 83.20, Florida Statutes, or any successor statute and this Lease shall not be construed to require Landlord to give two separate notices to Tenant before proceeding with any remedies.

8.2.4. **Default Status.** Tenant shall not be considered in default under this Lease until any applicable grace period has expired without the applicable event of default having been cured.

8.3. **Remedies.** In addition to all remedies provided by law, if Tenant defaults, Landlord may terminate this Lease or Tenant's right of possession of the Premises (without terminating this Lease) by notice to Tenant. If Landlord terminates this Lease or Tenant's right of possession, Tenant shall remain liable for all Rent owed by the full Lease Term. In addition, Landlord may declare the entire balance of all forms of Rent due under this Lease for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of the Rents (calculated using a discount rate equal to the discount rate of the branch of the Federal Reserve Bank closest to the Premises in effect as of the date of the default). Landlord shall account to Tenant, at the date of the expiration of the Lease Term, for the net amounts (taking into consideration marketing/advertising costs, legal expenses, brokerage commissions, "free rent", moving costs, or other incentives granted, and the cost of improvements to the Premises required by replacement tenants) actually collected by Landlord as a result of a reletting.

8.4. **Landlord's Right to Perform.** If Tenant defaults, Landlord may, but shall have no obligation to, perform the obligations of Tenant, and if Landlord, in doing so, makes any expenditures or incurs any obligation for the payment of money, including reasonable attorneys' fees, the sums so paid or obligations incurred shall be paid by Tenant to Landlord within five days of rendition of a bill or statement to Tenant therefor.

8.5. **Late Charges and Interest.** If any payment due Landlord under this Lease shall not be paid when due, Tenant shall pay, in addition to the payment then due, an administrative charge equal to the greater of (a) 5% of the past due payments; or (b) $250. All payments due Landlord under this Lease shall bear interest at the lesser of: (a) the Prime Rate in effect as of the date when the installment was due, plus 500 basis points, or (b) the highest rate of interest permitted to be charged by applicable law, accruing from the date the obligation arose through the date payment is actually received by Landlord. "**Prime Rate**" shall mean the rate (or the average of rates, if more than one rate appears) inserted in the blank of the "Money Rate" Section of the *Wall Street Journal (Eastern Edition)* in the section reading "Prime Rate ___%."

8.6. **Limitations.** None of Landlord's officers, employees, agents, directors, shareholders, partners, or affiliates shall ever have any personal liability to Tenant under this Lease. No person holding Landlord's interest under this Lease shall have any liability after such person ceases to hold such interest, except for any liability accruing while such person held such interest. **TENANT SHALL LOOK SOLELY TO LANDLORD'S ESTATE AND INTEREST IN THE BUILDING FOR THE SATISFACTION OF ANY RIGHT OR REMEDY OF TENANT UNDER THIS LEASE, AND NO OTHER ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION, OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT'S RIGHTS OR REMEDIES UNDER THIS LEASE, OR ANY OTHER LIABILITY OF LANDLORD TO TENANT OF WHATEVER KIND OR NATURE.** Tenant waives any claims against Landlord that Tenant does

not make in writing within 30 days of the onset of the cause of such claim. Landlord and Tenant each waive all rights (other than rights under the End of Term article) to consequential damages, punitive damages, or special damages of any kind.

8.7. **Presumption of Abandonment.** It shall be conclusively presumed that Tenant has abandoned the Premises if Tenant fails to keep the Premises open for business during regular business hours for ten consecutive days while in monetary default. Any grace periods set forth in this article shall not apply to the application of this presumption.

8.8. **Multiple Defaults.**

8.8.1. Tenant acknowledges that any rights or options of first refusal, or to extend the Lease Term, to expand the size of the Premises, to delete space from the Premises, to purchase the Premises or the Building, or other similar rights or options that have been granted to Tenant under this Lease are conditioned on the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant, on three or more occasions during any 12-month period, (a) fail to pay any installment of rent within five days of the due date; or (b) otherwise default under this Lease; in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be deemed canceled and of no further force and effect.

8.8.2. Should Tenant default under this Lease on two or more occasions during any 12-month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease for a default by Tenant shall not apply.

9. **ALTERATIONS.**

9.1. **Consent Required.** Tenant shall make no Alterations without the prior written consent of Landlord, which consent may be arbitrarily withheld. However, Landlord will not unreasonably withhold or delay consent to nonstructural interior Alterations, provided that they do not affect utility services or plumbing and electrical lines or other systems of the Building Project, are not visible from outside the Premises, and do not require other alterations, additions, or improvements to portions of the Building Project outside the Premises.

9.2. **Conditions.** All Alterations shall be performed in accordance with the following conditions:

9.2.1. All Alterations requiring a building permit shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval, which approval shall not be unreasonably withheld. Landlord shall be given, in writing, a good description of all other Alterations. Any changes in or deviations from the plans originally approved by Landlord must be similarly approved by Landlord.

9.2.2. All Alterations shall be done in a good and workmanlike manner. Tenant shall, before the commencement of any Alterations, obtain and exhibit to Landlord any governmental permit required for the Alterations. All Alterations performed by or on behalf of Tenant shall comply with Landlord's standards, guidelines, and procedures for construction in the Building Project.

9.2.3. All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directives, rules, and regulations of governmental authorities having jurisdiction, including the ADA and all laws dealing with the abatement, storage, transportation, and disposal of asbestos or other hazardous materials, which work, if required, shall be effected by contractors and consultants approved by Landlord and in strict compliance with all applicable laws. Notwithstanding anything to the contrary contained in this article, Tenant shall not penetrate or disrupt the structural columns of the building located within the Premises or any area within three feet of any structural column, in performing any Alterations.

9.2.4. All work shall be performed by contractors reasonably acceptable to Landlord and having, in the reasonable opinion of Landlord, the proper qualifications. Prior to Occupancy Stabilization, Tenant shall use Landlord's selected contractor(s) for all Alterations. Tenant shall provide Landlord with the name of the Tenant's contractor, a copy of the contractor's licenses to do work in the subject jurisdiction(s), a Contractor's Qualification Statement in the most current American Institute of Architects form, a copy of the executed contract between the Tenant and its contractor, and a copy of the contractor's work schedule. All contractors shall obtain a payment and performance bond in form complying with Section 713.23, Florida Statutes, and deliver a copy of the bond to Landlord before commencement of any Alterations.

9.2.5. Before the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of commercial general liability complying with the requirements of the Insurance article of this Lease.

9.2.6. All work to be performed by Tenant shall be done in a manner that will not unreasonably interfere with or disturb other tenants and occupants of the Building Project. Tenant shall submit to Landlord a plan for execution of the work indicating in reasonable detail the manner in which the work shall be prosecuted in view of the necessity of minimizing noise and inconvenience to the users of the Building Project. The plan shall be subject to the reasonable approval of Landlord. The plan shall provide that all portions of the work involving excessive noise or inconvenience to other users of the Building Project shall be done after Normal Business Hours.

9.2.7. Any damage to any part of the Building Project that occurs as a result of any Alterations shall be promptly repaired by Tenant to the reasonable satisfaction of Landlord.

9.2.8. Tenant and its contractor and all other persons performing any Alterations shall abide by Landlord's job site rules and regulations and fully cooperate with Landlord's construction representative(s) in coordinating all of the work in the Building Project, including hours of work, parking, and use of the construction elevator.

9.2.9. All Alterations will comply with the requirements of any energy efficiency program offered by the electric service provider to the Building Project.

9.2.10. All materials used in any Alterations, including paint, carpet, wall or window coverings, carpet glues, and any other chemicals shall be subject to Landlord's prior written approval.

9.2.11. Landlord, or its agent or contractor, may supervise the performance of any Alterations, and, if so, Tenant shall pay to Landlord an amount equal to 4% of the "hard" construction cost of the work, as a fee for supervision and coordination of the work and as reimbursement for expenses incurred by Landlord in connection with Landlord's supervision and coordination.

10. **LIENS.** The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for Alterations made by or on behalf of Tenant. This exculpation is made with express reference to Section 713.10, Florida Statutes. Landlord and Tenant acknowledge and agree that there is no requirement under this Lease that Tenant make any alterations or improvements to the Premises and no improvements to be made by Tenant to the Premises constitute "the pith of the lease" as provided in applicable Florida law. If any lien is filed against the Premises for work or materials claimed to have been furnished to Tenant, Tenant shall cause it to be discharged of record or properly transferred to a bond under Section 713.24, Florida Statutes, within ten days after notice to Tenant. Further, Tenant shall indemnify, defend, and save Landlord harmless from and against any damage or loss, including reasonable attorneys' fees, incurred by Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of Tenant. Tenant shall notify every contractor making improvements to the Premises that the interest of the Landlord in the Premises shall not be subject to liens.

11. **ACCESS TO PREMISES.** Landlord and persons authorized by Landlord shall have the right, at all reasonable times, to enter and inspect the Premises and to make repairs and alterations Landlord deems necessary, with reasonable prior notice, except in cases of emergency.

12. **COMMON AREAS.** The "Common Areas" of the Building Project include such areas and facilities as delivery facilities, walkways, landscaped and planted areas, and parking facilities and are those areas designated by Landlord for the general use in common of occupants of the Building Project, including Tenant. The Common Areas shall at all times be subject to the exclusive control and management of Landlord. Landlord may grant third parties specific rights concerning portions of the Common Areas. Landlord may increase, reduce, improve, or otherwise alter the Common Areas, otherwise make improvements, alterations, or additions to the Building Project, and change the name or number by which the Building Project is known, provided that such changes do not materially adversely affect Tenant's access to the Building or Premises. Landlord may also temporarily close the Common Areas to make repairs. In addition, Landlord may temporarily close the Building Project and preclude access to the Premises in the event of casualty, governmental requirements, the threat of an emergency such as a hurricane or other act of God, or if Landlord otherwise reasonably deems it necessary in order to prevent damage or injury to person or property. This Lease does not create, nor will Tenant have any express or implied easement for, or other rights to, air, light, or view over, from, or about the Building Project.

13. **SECURITY INTEREST.** As security for Tenant's obligations under this Lease, Tenant grants to Landlord a security interest in this Lease and all of Tenant's property at the Premises and all insurance proceeds of or relating to Tenant's property and all accessions and additions to, substitutions for, and replacements, products, and proceeds of the Tenant's property. This Lease constitutes a security agreement under the Florida Uniform Commercial Code.

14. **CASUALTY DAMAGE.** If: (a) the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's opinion, be required (whether or not the Premises shall have been damaged by the casualty); or (b) the Premises shall be partially damaged by casualty during the last two years of the Lease Term, and the estimated cost of repair exceeds 25% of the Base Rent then remaining to be paid by Tenant for the balance of the Lease Term; Landlord may, within 90 days after the casualty, give notice to Tenant of Landlord's election to terminate this Lease, and the balance of the Lease Term shall automatically expire on the fifth day after the notice is delivered. If Landlord does not elect to terminate this Lease, Landlord shall proceed with reasonable diligence to restore the Building and the Premises to substantially the same condition they were in immediately before the happening of the casualty. However, Landlord shall not be required to restore any unleased premises in the Building or any portion of Tenant's property. Rent shall abate in proportion to the portion of the Premises not useable by Tenant as a result of any casualty covered by insurance carried or required to be carried by Landlord under this Lease, as of the date on which the Premises becomes unusable. Landlord shall not otherwise be liable to Tenant for any delay in restoring the Premises or any inconvenience or annoyance to Tenant or injury to Tenant's business resulting in any way from the damage or the repairs, Tenant's sole remedy being the right to an abatement of Rent.

15. **CONDEMNATION.** If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu of condemnation, this Lease shall terminate on the date on which possession of the Premises is delivered to the condemning authority and Rent shall be apportioned and paid to that date. If no portion of the Premises is taken but a substantial portion of the Building Project is taken, at Landlord's option, this Lease shall terminate on the date on which possession of such portion of the Building Project is delivered to the condemning authority and Rent shall be apportioned and paid to that date. Tenant shall have no claim against Landlord for the value of any unexpired portion of the Lease Term, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If this Lease is not terminated as provided above, Rent shall abate in proportion to the portion of the Premises condemned.

16. **REPAIR AND MAINTENANCE.** Landlord shall repair and maintain in good order and condition, ordinary wear and tear excepted, the Common Areas, mechanical and equipment rooms, the roof of the Building, the exterior walls of the Building, the exterior windows of the Building, the structural portions of the Building, the elevators, and the electrical, plumbing, mechanical, fire protection, life safety, and HVAC systems servicing the Building. However, unless the Waiver of Subrogation section of this Lease applies, Tenant shall pay the cost of any such repairs or maintenance resulting from acts or omissions of Tenant, its employees, agents, or contractors. Additionally, Landlord shall replace the Building standard fluorescent light tubes in the Premises. Except to the extent Landlord is obligated to repair and maintain the Premises as provided above, Tenant shall, at its sole cost, repair, replace, and maintain the Premises (including the walls, ceilings, and floors in the Premises, and any specialized electrical, plumbing, mechanical, fire protection, life safety and HVAC systems servicing the Premises requested by Tenant exclusively for their use) in a clean, attractive, first-class condition. All replacements shall be of equal quality and class to the original items replaced. Tenant shall not commit or allow to be committed any waste on any portion of the Premises.

17. **ESTOPPEL CERTIFICATES.** From time to time, Tenant, on not less than ten days' prior notice, shall execute and deliver to Landlord an estoppel certificate in a form generally consistent with the requirements of institutional lenders and certified to Landlord and any mortgagee or prospective mortgagee or purchaser of the Building Project. Tenant acknowledges that Landlord will suffer substantial damages if Tenant does not provide an estoppel certificate within the time periods provided in this article. Therefore, Tenant shall pay Landlord the sum of $100 per day for each day of delay in delivering an estoppel certificate. The parties agree that this is a fair and reasonable estimation of Landlord's actual costs and damages that would be incurred in the event of a delay in the delivery of the estoppel certificate and does not constitute a penalty.

18. **SUBORDINATION.** This Lease is and shall be subject and subordinate to all mortgages that may now or hereafter affect the Building, and to all renewals, modifications, consolidations, replacements, and extensions of the mortgages. This article shall be self-operative and no further instrument of subordination shall be necessary. However, in confirmation of this subordination, Tenant shall execute promptly any certificate that Landlord may request. If the interest of Landlord under this Lease is transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if this Lease is terminated by foreclosure of any mortgage to which this Lease is subordinate, then Tenant will, at the option to be exercised in writing by the purchaser or assignee, (a) attorn to it and will perform for its benefit all the terms of this Lease on Tenant's part to be performed with

the same form and effect as if the purchaser or assignee were the Landlord originally named in this Lease, or (b) enter into a new lease with the purchaser or assignee for the remainder of the Lease Term and otherwise on the same terms as provided in this Lease.

19. **INDEMNIFICATION**. Landlord and Tenant shall each indemnify, defend, and save harmless the other party and the other party's employees, agents, and contractors from and against any and all loss, damage, claim, demand, liability, or expense (including reasonable attorneys' fees) resulting from claims by third parties and based on any acts or omissions (specifically including negligence and the failure to comply with this Lease) of the indemnitor, its employees, agents, and contractors in connection with the Building Project and only to the extent caused in whole or in part by acts or omissions of the indemnitor, its employees, agents, and contractors, regardless of whether or not the claim is caused in part by any of the indemnified parties. When any claim is caused by the joint acts or omissions of the indemnitor and the indemnified parties, the indemnitor's duties under this article shall be in proportion to the indemnitor's allocable share of the joint liability.

20. **NO WAIVER.** The failure of a party to insist on the strict performance of any provision of this Lease or to exercise any remedy for any default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being a default. No waiver shall be effective unless expressed in writing and signed by the waiving party. No notice to or demand on a party shall of itself entitle the party to any other or further notice or demand in similar or other circumstances. The receipt by Landlord of any Rent after default on the part of Tenant (whether the Rent is due before or after the default) shall not excuse any delays as to future Rent payments and shall not be deemed to operate as a waiver of any then existing default by Tenant or of the right of Landlord to enforce the payment of any other Rent reserved in this Lease or to pursue eviction or any other remedies available to Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent actually owed under the terms of this Lease shall be deemed to be anything other than a payment on account of the earliest stipulated Rent. No endorsement or statement on any check or any letter accompanying any check or payment of Rent will be deemed an accord and satisfaction. Landlord may accept the check or payment without prejudice to Landlord's right to recover the balance of the Rent or to pursue any other remedy. It is the intention of the parties that this article modify the common law rules of waiver and estoppel and the provisions of any statute which might dictate a contrary result.

21. **SERVICES AND UTILITIES**. Landlord shall furnish the following services: (a) air conditioning and heating in season Monday through Friday from 7:30 a.m. to 7:30 p.m. and Saturday from 9:00 a.m. to 4:00 p.m., Legal Holidays excluded (**"Normal Business Hours"**); at other times, air conditioning and heating will be furnished at a Building standard charge (payable by Tenant to Landlord on written demand by Landlord) and on Building standard terms relating to advance notice, minimum hours, minimum zones, and other matters; (b) janitorial and general cleaning service on business days (Tenant shall pay to Landlord on demand, the additional cost incurred by Landlord for extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or subtenants or its employees or visitors; (ii) the use of portions of the Premises for purposes requiring greater or more difficult cleaning than is provided as Building standard; (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-Building standard materials or finishes installed by Tenant or at its request); (c) passenger elevator service to all floors of the Building; (d) restroom facilities and necessary lavatory supplies, including cold running water; and (e) electricity with a total connected electrical load (equipment and lighting) of fourteen watts per usable square foot. Landlord shall have the right to reasonably select the Building's electric service provider and to switch providers at any time. Tenant's use of electrical services furnished by Landlord shall not exceed fourteen watts per usable square foot of space in the Premises (equipment and lighting). In no event shall Landlord be liable for damages resulting from the failure to furnish any service, and any interruption or failure shall in no manner entitle Tenant to any remedies including abatement of Rent. If at any time during the Lease Term the Building Project has any type of access control system for the Parking Areas or the Building, Tenant shall purchase access cards for all occupants of the Premises from Landlord at a Building standard charge.

22. **SECURITY DEPOSIT**. The Security Deposit shall be held by Landlord as security for Tenant's full and faithful performance of this Lease including the payment of Rent. Tenant grants Landlord a security interest in the Security Deposit. The Security Deposit may be commingled with other funds of Landlord and Landlord shall have no liability for payment of any interest on the Security Deposit. Landlord may apply the Security Deposit to the extent required to cure any default by Tenant. If Landlord so applies the Security Deposit, Tenant shall deliver to Landlord the amount necessary to replenish the Security Deposit to its original sum within five days after notice from Landlord. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a defense to any action that Landlord may bring against Tenant.

23. **GOVERNMENTAL REGULATIONS**. Tenant shall promptly comply with all laws, codes, and ordinances of governmental authorities, including the Americans With Disabilities Act of 1990 and all similar present or future laws.

24. **SIGNS.** No signage shall be placed by Tenant on any portion of the Building Project. However, Tenant shall be permitted to place a sign bearing its name on the entrance door to the Premises (at Tenant's cost) and will be furnished a single listing of its name in the Building's directory (at Landlord's cost), all in accordance with the criteria adopted from time to time by Landlord for the Building Project. Any changes or additional listings in the directory shall be furnished (subject to availability of space) for a Building standard charge.

25. **BROKER.** Landlord and Tenant shall indemnify, defend, and save each other harmless from and against any claims for commissions from any real estate broker other than the Landlord's Broker or the Tenant's Broker with whom they have dealt in connection with this Lease.

26. **END OF TERM.** Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, broom-clean, except for reasonable wear and tear. Tenant shall be liable to Landlord for all damages, including any consequential damages, that Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify, defend, and save Landlord harmless against all costs, claims, losses, or liabilities resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on any delay. All Alterations, including HVAC equipment, wall coverings, carpeting and other floor coverings, ceiling tiles, blinds and other window treatments, lighting fixtures and bulbs, built in or attached shelving, built in furniture, millwork, counter tops, cabinetry, all doors (both exterior and interior), bathroom fixtures, sinks, kitchen area improvements, and wall mirrors, made by Landlord or Tenant to the Premises shall become Landlord's property on the expiration or sooner termination of the Lease Term. On the expiration or sooner termination of the Lease Term, Tenant, at its expense, shall remove from the Premises all moveable furniture, furnishings, equipment, and other articles of moveable personal property owned by Tenant and located in the Premises that can be removed without damage to the Premises. Tenant, at its expense, shall also remove all computer and telecommunications wiring and all non-standard Alterations to the Premises, including any vault, stairway, or computer room Alterations or any Alterations involving roof, ceiling, or floor penetrations. Tenant shall repair any damage caused by the removal. Any items of Tenant's property that shall remain in the Premises after the expiration or sooner termination of the Lease Term, may, at the option of Landlord, be deemed to have been abandoned, and in that case, those items may be retained by Landlord as its property to be disposed of by Landlord, without accountability to Tenant or any other party, in the manner Landlord shall determine, at Tenant's expense.

27. **ATTORNEYS' FEES.** The prevailing party in any litigation arising out of or in any manner relating to this Lease, including the declaration of any rights or obligations under this Lease, shall be entitled to recover from the losing party reasonable attorneys' fees and costs.

28. **NOTICES.** Any notice to be given under this Lease may be given either by a party itself or by its attorney or agent and shall be in writing and delivered by hand, by nationally recognized overnight air courier service (such as Federal Express), or by the United States Postal Service, registered or certified mail, return receipt requested, in each case addressed to the respective party at the party's notice address. A notice shall be deemed effective upon receipt or the date sent if it is returned to the addressor because it is refused, unclaimed, or the addressee has moved.

29. **IMPOSSIBILITY OF PERFORMANCE.** For purposes of this Lease, the term "Unavoidable Delay" shall mean any delays due to strikes, lockouts, civil commotion, war or warlike operations, terrorism, bioterrorism, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utility, or service because of governmental restrictions, hurricanes, floods, or other natural disasters, acts of God, or any other cause beyond the direct control of the party delayed. Notwithstanding anything in this Lease to the contrary, if Landlord or Tenant shall be delayed in the performance of any act required under this Lease by reason of any Unavoidable Delay, then provided notice of the Unavoidable Delay is given to the other party within ten days after its occurrence, performance of the act shall be excused for the period of the delay and the period for the performance of the act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of the delay. The provisions of this article shall not operate to excuse Tenant from the payment of Rent or from surrendering the Premises at the end of the Lease Term, and shall not operate to extend the Lease Term. Delays or failures to perform resulting from lack of funds or the increased cost of obtaining labor and materials shall not be deemed delays beyond the direct control of a party.

30. **INTENTIONALLY OMITTED.**

31. **PARKING.** Tenant shall be entitled to use no more than, and shall be required to pay for, the number of parking spaces in the Parking Areas specified in the Basic Lease Information and Defined Terms article of this Lease. Tenant shall be required to pay for all such allocated spaces whether Tenant actually uses such spaces or not. The parking spaces may only be used by principals and employees of Tenant. Tenant acknowledges that its guests and visitors will be charged for parking at then current rates.

"**Parking Areas**" shall mean the areas available for automobile parking in connection with the Building as those areas may be designated by Landlord from time to time. Except for particular spaces and areas designated from time to time by Landlord for reserved or secured parking, if any, all parking in the Parking Areas shall be on an unreserved, first-come, first-served basis. Landlord reserves the right to (a) reduce the number of spaces in the Parking Areas, as long as the number of parking spaces remaining is in compliance with all applicable governmental requirements; (b) to reserve spaces for the exclusive use of specific parties; and (c) change the access to the Parking Areas, provided that some manner of reasonable access to the Parking Areas remains after the change; and none of the foregoing shall entitle Tenant to any claim against Landlord or to any abatement of Rent. Landlord (or the operator of the Parking Areas) may charge Tenant (and/or its employees, agents, contractors, invitees, and visitors) directly for the parking fee established by Landlord (or the operator) from time to time for the use of the Parking Areas. The fixed Rent for parking spaces shall be as provided in the Basic Lease Information and Defined Terms article of this Lease and shall be due and payable, in advance, at the same time as monthly installments of Base Rent are due and payable under this Lease. This Rent shall be increased on each anniversary of the Commencement Date by 3% over the rates in effect for the immediately preceding year of the Lease Term. Landlord shall have no liability to Tenant for unauthorized parking in reserved spaces, and shall not be required to tow any unauthorized vehicles. Landlord may, in its discretion, from time to time, change the location of any reserved spaces.

32. **OPTION TO EXTEND.**

32.1. Tenant shall have the option to extend the Lease Term for an additional period of 60 months, on the same terms and conditions as provided in the Lease, except that, for the extended term:

32.1.1. Upon exercise of this option to extend the Lease Term, the Lease, as extended, shall not contain any further option to extend as provided in this article;

32.1.2. The Base Rent shall be determined as set forth below; and

32.1.3. Landlord shall have no obligation to perform any alterations or tenant improvements or other work in the Premises and Tenant shall continue possession of the Premises in its "as-is," "where-is," and "with all faults" condition.

32.2. The exercise of the option set forth in this article shall only be effective on, and in strict compliance with, the following terms and conditions:

32.2.1. Notice of Tenant's exercise of the option (the "**Extension Notice**") shall be given by Tenant to Landlord no earlier than 15 months and no later than 9 months prior to the expiration date of the initial Lease Term. Time shall be of the essence as to the exercise of any election by Tenant under this article.

32.2.2. At the time of Tenant giving Landlord notice of its election to extend the Lease Term and on the expiration of the initial term, the Lease shall be in full force and effect and Tenant shall not be in default under any of the terms, covenants, and conditions of the Lease beyond any applicable grace period.

32.2.3. Not more than 25% of the Premises is sublet to anyone at the expiration date of the Lease Term.

32.2.4. The Lease has not been assigned by Tenant at the expiration date of the Lease Term.

32.2.5. Tenant shall increase the Security Deposit to an amount equal to one month's installment of Base Rent at the rate payable for the extended term, with the increased Security Deposit to be paid within 15 days of the determination of the Base Rent for the extended term as provided in this article.

32.3. The Base Rent shall be a sum equal to the fair market rental value of the Premises for the extended term, taking into account the rentals at which extensions or renewals of leases are being concluded for comparable space in the Building Project and in comparable Class "A" buildings in the Fort Lauderdale, Florida area at that time and for such a term and taking into account the terms and conditions of the Lease and anticipated inflation during the extended term (the "**Fair Market Rental Value**" or the "**Value**").

32.3.1. Within 30 days after receipt of the Extension Notice, Landlord shall advise Tenant of the applicable Base Rent for the extended term. Tenant, within 30 days after the date that Landlord advises Tenant of the applicable Base Rent for the extended term, shall either (a) give Landlord final binding notice ("**Binding Notice**") of Tenant's exercise of its option, or

(b) if Tenant disagrees with Landlord's determination of the Fair Market Rental Value, provide Landlord with notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within the 30-day period, Tenant's election of the option to extend the Lease Term shall, at Landlord's option, be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into an amendment to the Lease extending the Lease Term on the terms and conditions of this subsection.

32.3.2. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Fair Market Rental Value for the Premises during the extension term. On agreement, Landlord and Tenant shall enter into an amendment to the Lease extending the Lease Term on the terms and conditions of this article.

32.3.3. If Landlord and Tenant cannot agree on the Fair Market Rental Value within 30 days after receipt of the Rejection Notice, Tenant shall have the option to either: (a) withdraw its election to extend the Lease Term by giving Landlord notice of withdrawal within ten days after the expiration of the 30-day period; or (b) elect to proceed with determination of the Fair Market Rental Value through binding arbitration as provided in **Subsection 32.3.4** below. If Tenant elects to withdraw its election to extend, Tenant's right to extend the Lease Term shall be null and void and of no further force and effect.

32.3.4. If Tenant does not elect to withdraw its election to extend the Lease Term, the Value shall be determined by arbitration in accordance with the expedited procedures of the Commercial Arbitration Rules of the American Arbitration Association then in force, with the following exceptions. There shall be a single arbitrator selected by the American Arbitration Association. The arbitrator shall be a commercial real estate broker having at least 15 years experience in the office market area in which the Building is located and having a professional designation of CCIM or SIOR, or both designations. Within five days of appointment of the arbitrator, each party shall submit to the arbitrator its estimate of the Value (collectively, the "Estimates"). The scope of the arbitrator's inquiry and determination shall be limited to whether the Landlord's or the Tenant's Estimate most closely reflects the Value. The determination by the arbitrator shall be rendered in writing to both Landlord and Tenant and shall be final and binding on them. The parties shall share equally in the cost of the arbitrator. Any fees of any counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining the counsel or expert.

32.3.5. On a determination of the Value under the preceding procedure, Landlord and Tenant shall enter into an amendment to this Lease extending the Lease Term in accordance with the terms and conditions of this article.

32.4. All options to extend the Lease Term as set forth in this article shall be null and void if Landlord and Tenant enter into any agreement extending the Lease Term on terms different than those set forth in this article.

33. GENERAL PROVISIONS.

33.1. **Construction Principles.** The words "including" and "include" and similar words will not be construed restrictively to limit or exclude other items not listed. This Lease has been negotiated "at arm's-length" by Landlord and Tenant, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Lease. Therefore, this Lease shall not be more strictly construed against either party by reason of the fact that one party may have drafted this Lease. If any provision of this Lease is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Lease shall remain in full force, if the essential provisions of this Lease for each party remain valid, binding, and enforceable. The parties may amend this Lease only by a written agreement of the parties. This Lease shall constitute the entire agreement of the parties concerning the matters covered by this Lease. All prior understandings and agreements had between the parties concerning those matters, including all preliminary negotiations, lease proposals, letters of intent, and similar documents, are merged into this Lease, which alone fully and completely expresses the understanding of the parties. Landlord and Tenant intend that faxed signatures constitute original signatures binding on the parties. This Lease shall bind and inure to the benefit of the heirs, personal representatives, and, except as otherwise provided, the successors and assigns of the parties to this Lease. Any liability or obligation of Landlord or Tenant arising during the Lease Term shall survive the expiration or earlier termination of this Lease.

33.2. **Financial Statements.** Prior to the Commencement Date and thereafter throughout the term of this Lease (but not more than once annually), Tenant shall provide Landlord, within ten days of Landlord's request, its most current and complete financial statement, including, balance sheet and profit and loss statement, certified by an officer of Tenant.

33.3. **Radon Gas.** The following notification is provided under Section 404.056(6), Florida Statutes: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to

persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department."

33.4. **Exhibits.** All exhibits, riders, and addenda attached to this Lease shall, by this reference, be incorporated into this Lease. The following exhibits are attached to this Lease:

EXHIBIT "A" - Legal Description of the Building Project
EXHIBIT "B" – Sketch of Premises
EXHIBIT "C" – Intentionally Omitted
EXHIBIT "D" – Rules and Regulations
EXHIBIT "E" – Tenant Improvements
EXHIBIT "F" – Restricted Uses
EXHIBIT "G" – Consent to Sublease

34. **JURY WAIVER; COUNTERCLAIMS.** LANDLORD AND TENANT KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION TO OBTAIN POSSESSION OF THE PREMISES.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Lease has been executed on behalf of Landlord and Tenant as of the Date of this Lease.

WITNESSES:

Signature of Witness 1

Albert Hamm
Print or type name of Witness 1

Stella Lee-Montz
Signature of Witness 2

Stella Lee-Montz
Print or type name of Witness 2

LANDLORD:

ELO ASSOCIATES II, Ltd., a Florida limited partnership

By: CRT ELO GP LLC, a Delaware limited liability company, its general partner

By: CRT Las Olas LP, a Delaware limited partnership, its sole member

By: CRT Las Olas GP LLC, a Delaware limited liability company, its general partner

By: CRTP GP LLC, Delaware limited liability company, its sole member

By: DRA CRT Acquisition Corp., a Delaware corporation, its managing member

By: ______
Name: Andrew Peltz
Title: Vice President
[CORPORATE SEAL]

Date Executed: 7/31/06

Signature of Witness 1

Phillip E. Bodine
Print name of Witness 1

Signature of Witness 2

Sharon Barr
Print name of Witness 2

TENANT:

FISHER & PHILLIPS LLP, a Georgia limited liability partnership

By: ______
Name: Roger K. Quillen
Title: Chairman

[CORPORATE SEAL]

Date Executed: July 20, 2006

EXHIBIT "A"

LEGAL DESCRIPTION OF THE BUILDING PROJECT

A PORTION OF LOTS 8 AND 16, WHEELER'S SUBDIVISION OF LOTS 2, 3, 4, 5, 6, 7, 8, 9, 10, IN BLOCK B OF TOWN OF FT. LAUDERDALE, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 3, AT PAGE 59, OF THE PUBLIC RECORDS OF MIAMI-DADE COUNTY, FLORIDA, AND A PORTION OF LOTS 7 AND 8, BLOCK 1, STRANAHAN AND BROWN'S SUBDIVISION OF LOT 1, 11, 12, 13, 14, 15 AND THE EAST 50 FEET OF LOT 2, BLOCK B OF THE TOWN OF FORT LAUDERDALE, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 1, PAGE 7, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, AND TRACT "A", FIRST FEDERAL OF BROWARD, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 94, PAGE 20, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHERNMOST SOUTHEAST CORNER OF SAID TRACT "A"; THENCE NORTH 89 DEGREES 53 MINUTES 00 SECONDS WEST ALONG THE SOUTH LINE OF SAID TRACT "A" AND THE WESTERLY EXTENSION THEREOF, 311.42 FEET TO A POINT ON THE WEST LINE OF SAID LOT 16, WHEELER'S SUBDIVISION; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST, ALONG THE WEST LINE OF SAID LOTS 8 AND 16, WHEELER'S SUBDIVISION, 210.00 FEET; THENCE SOUTH 89 DEGREES 53 MINUTES 00 SECONDS EAST, 307.03 FEET TO THE NORTHERNMOST NORTHEAST CORNER OF SAID TRACT "A"; THENCE SOUTH 44 DEGREES 51 MINUTES 12 SECONDS EAST, ALONG THE EASTERLY LINE OF SAID TRACT "A" 35.37 FEET TO THE EAST LINE OF SAID TRACT "A"; THENCE SOUTH 00 DEGREES 10 MINUTES 35 SECONDS WEST, ALONG SAID EASTERLY LINE OF TRACT "A", 165.00 FEET; THENCE SOUTH 45 DEGREES 08 MINUTES 48 SECONDS WEST, CONTINUING ALONG SAID EASTERLY LINE OF TRACT "A", 28.27 FEET TO THE POINT OF BEGINNING.

SAID LANDS LYING IN THE CITY OF FORT LAUDERDALE, BROWARD COUNTY, FLORIDA.

TOGETHER WITH A NON-EXCLUSIVE EASEMENT AS CREATED BY EASEMENT AGREEMENT BETWEEN ELO ASSOCIATES II, LTD., A FLORIDA LIMITED PARTNERSHIP, AND ELO ASSOCIATES, LTD., A FLORIDA LIMITED PARTNERSHIP, RECORDED DECEMBER 24, 1996 IN OFFICIAL RECORDS BOOK 25818, PAGE 498, AS AMENDED IN OFFICIAL RECORDS BOOK 28053, PAGE 288, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, OVER AND ACROSS THE LANDS DESCRIBED BELOW:

A PORTION OF LOTS 7, 14 AND 15, WHEELER'S SUBDIVISION OF BLOCK B OF THE TOWN OF FT. LAUDERDALE, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 3, PAGE 59, OF THE PUBLIC RECORDS OF MIAMI-DADE COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 7; THENCE SOUTH, ALONG THE EAST LINE OF SAID LOTS 7 AND 15, A DISTANCE OF 240.00 FEET TO THE SOUTHEAST CORNER OF SAID LOT 15; THENCE NORTH 89 DEGREES 53 MINUTES 00 SECONDS WEST, ALONG THE SOUTH LINE OF SAID LOTS 14 AND 15, A DISTANCE OF 52.42 FEET; THENCE NORTH, A DISTANCE OF 68.55 FEET; THENCE EAST, A DISTANCE OF 13.82 FEET; THENCE NORTH, A DISTANCE OF 171.42 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 7; THENCE SOUTH 89 DEGREES 53 MINUTES 00 SECONDS EAST, ALONG SAID NORTH LINE OF SAID LOT 7, A DISTANCE OF 38.61 FEET TO THE NORTHEAST CORNER OF SAID LOT 7 AND THE POINT OF BEGINNING OF THIS DESCRIPTION.

SAID LANDS SITUATE, LYING AND BEING IN BROWARD COUNTY, FLORIDA.

EXHIBIT "B"

SKETCH OF PREMISES



The above plan is for location of Premises only and is not a representation by Landlord as to any other improvements shown.

EXHIBIT "C"

INTENTIONALLY OMITTED

EXHIBIT "D"

RULES AND REGULATIONS

1. The sidewalks and public portions of the Building Project, such as entrances, passages, courts, parking areas, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or its employees, agents, invitees, or guests nor shall they be used for any purpose other than ingress and egress to and from the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building Project. No curtains, blinds, shades, louvered openings, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord. No aerial or antenna shall be erected on the roof or exterior walls of the Premises or on the Building Project without the prior written consent of Landlord in each instance.

3. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted, or affixed by Tenant on any part of the outside of the Premises or Building Project or on corridor walls or doors or mounted on the inside of any windows or within the interior of the Premises, if visible from the exterior of the Premises, without the prior written consent of Landlord. Signs on any entrance door or doors shall conform to Building Project standards and shall, at Tenant's expense, be inscribed, painted, or affixed for Tenant by sign makers approved by Landlord.

4. The sashes, sash doors, skylights, windows, heating, ventilating, and air conditioning vents and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building Project shall not be covered or obstructed by Tenant, or its employees, agents, invitees, or guests, nor shall any bottles, parcels, or other articles be placed outside of the Premises.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building Project, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

6. Whenever Tenant shall submit to Landlord any plan, agreement, assignment, sublease, or other document for Landlord's consent or approval, Tenant shall reimburse Landlord, on demand, for the actual out-of-pocket costs for the services of any architect, engineer, or attorney employed by Landlord to review or prepare the plan, agreement, assignment, sublease, consent, or other document, and pay Landlord a Building standard administrative fee for its services relating to the consent or approval.

7. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown in them. Unless the Waiver of Subrogation section of this Lease applies, all damages resulting from any misuse of fixtures shall be borne by the Tenant who, or whose employees, agents, invitees, or guests, shall have caused the damages.

8. Tenant shall not in any way deface any part of the Premises or the Building Project. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Building, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

9. No animals of any kind (except dogs assisting disabled persons) shall be brought on the Premises or Building Project.

10. The Premises shall not be used for lodging or cooking, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate, and similar beverages and a microwave oven for food warming shall be permitted, provided that such equipment and use is in accordance with all applicable governmental requirements.

11. No office space in the Building Project shall be used for the distribution or for the storage of merchandise or for the sale at auction or otherwise of merchandise, goods, or property of any kind.

12. Tenant shall not make or permit to be made any unseemly or disturbing noises, or electromagnetic or radio interference, or vibrations, or disturb or interfere with occupants of the Building Project or neighboring premises or those having business with them, or interfere with equipment of Landlord or occupants of the Building Project, whether by the use of any musical instrument, radio, television, machines or equipment, unmusical noise, whistling, singing, or in any other way, including use of any

wireless device or equipment. Tenant shall not throw anything out of the doors or windows or down the corridors, stairwells, or elevator shafts of the Building Project.

13. Neither Tenant nor any of Tenant's employees, agents, invitees, or guests shall at any time bring or keep on the Premises any firearms, inflammable, combustible, or explosive substance or any chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of Tenant's business, all of which shall only be used in strict compliance with all applicable environmental laws.

14. Landlord shall, at Tenant's expense, have a valid pass key to all spaces within the Premises at all times during the Lease Term. No additional locks or bolts of any kind shall be placed on any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism of the locks, without the prior written consent of the Landlord and unless and until a duplicate key is delivered to Landlord. Tenant must, on the termination of its tenancy, restore to the Landlord all keys to stores, offices, and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord for the replacement cost of them.

15. All deliveries, removals, or the carrying in or out of any safes, freights, furniture, or bulky matter of any description may be accomplished only with the prior approval of Landlord and then only in approved areas, through the approved loading/service area doors, using the freight elevator only, and during approved hours. Tenant shall assume all liability and risk concerning these movements. Landlord may restrict the location where heavy or bulky matters may be placed inside the Premises. Landlord reserves the right to inspect all freight to be brought into the Building Project and to exclude from the Building Project all freight that can or may violate any of these Rules and Regulations or other provisions of this Lease.

16. Tenant shall not, unless otherwise approved by Landlord, occupy or permit any portion of the Premises demised to it to be occupied as or by a barber shop, bootblacking, beauty shop or manicuring, beauty parlor, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, a personnel or employment agency, public restaurant or bar, commercial document reproduction or offset printing service, ATM or similar machines, retail, wholesale, or discount shop for sale of merchandise, retail service shop, labor union, school, an entertainment, sports, or recreation facility, an office or facility of a foreign consulate or any other form of governmental or quasi-governmental bureau, department, or agency, including an autonomous governmental corporation, a place of public assembly (including a theater or public forum), a facility for the provision of social welfare or clinical health services, a medical or health care office of any kind, a telemarketing facility, a customer service call center, a firm the principal business of which is real estate brokerage, a company engaged in the business of renting office or desk space, a public finance (personal loan) business, or manufacturing, or any other use that would, in Landlord's reasonable opinion, impair the reputation or quality of the Building, overburden any of the Building systems, Common Areas, or Parking Areas (including any use that would create a population density in the Premises which is in excess of the density which is standard for the Building), impair Landlord's efforts to lease space or otherwise interfere with the operation of the Building Project, unless Tenant's Lease expressly grants permission to do so. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including telephones, lockers, toilets, scales, amusement devices, and machines for sale of beverages, foods, candy, cigarettes, or other goods), except for those vending machines or similar devices that are for the sole and exclusive use of Tenant's employees. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises.

17. Tenant shall not create or use any advertising mentioning or exhibiting any likeness of the Building Project without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising that, in Landlord's reasonable opinion, tends to impair the reputation of the Building Project or its desirability as a building for offices, and on notice from Landlord, Tenant shall discontinue the advertising.

18. Landlord reserves the right to exclude from the Building Project all persons who do not present a pass to the Building Project on a form or card approved by Landlord or other identification documentation required by Landlord. Tenant shall be responsible for all its employees, agents, invitees, or guests who have been issued a pass at the request of Tenant and shall be liable to Landlord for all acts of those persons. Landlord may require that Tenant escort its visitors from the main entrance lobby of the Building to Tenant's Premises.

19. The Premises shall not be used for lodging or sleeping, or for any immoral, disreputable, or illegal purposes, or for any purpose that may be dangerous to life, limb, or property.

20. Any maintenance requirements of Tenant will be attended to by Landlord only on application at the Landlord's office at the Building Project. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under specific instructions from the office of Landlord.

21. Canvassing, soliciting, and peddling within the Building Project is prohibited and Tenant shall cooperate to prevent such activities.

22. There shall not be used in any space, or in the public halls of the Building Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise to Tenant, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in elevators other than those designated by Landlord as service elevators. All deliveries shall be confined to the service areas and through the approved service entries.

23. In order to obtain maximum effectiveness of the cooling system, Tenant shall lower and/or close venetian or vertical blinds or drapes when the sun's rays fall directly on the exterior windows of the Premises.

24. If, in Landlord's reasonable opinion, the replacement of ceiling tiles becomes necessary after they have been removed on behalf of Tenant by telephone company installers or others (in both the Premises and the public corridors), the cost of replacements shall be charged to Tenant on a per-tile basis.

25. All paneling or other wood products not considered furniture that Tenant shall install in the Premises shall be of fire retardant materials. Before the installation of these materials, Tenant shall submit to Landlord a satisfactory (in the reasonable opinion of Landlord) certification of the materials' fire retardant characteristics.

26. Tenant, its employees, agents, contractors, and invitees shall not be permitted to occupy at any one time more than the number of parking spaces in the Parking Areas permitted in the Lease (including any parking spaces reserved exclusively for Tenant). Usage of parking spaces shall be in common with all other tenants of the Building Project and their employees, agents, contractors, and invitees. All parking space usage shall be subject to any reasonable rules and regulations for the safe and proper use of parking spaces that Landlord may prescribe. Tenant's employees, agents, contractors, and invitees shall abide by all posted roadway signs in and about the parking facilities. Landlord shall have the right to tow or otherwise remove vehicles of Tenant and its employees, agents, contractors, or invitees that are improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of Tenant or the owner of the vehicle, or both, and without liability to Landlord. Upon request by Landlord, Tenant shall furnish Landlord with the license numbers and descriptions of any vehicles of Tenant, its principals, employees, agents, and contractors. Parking spaces may be used for the parking of passenger vehicles only and shall not be used for parking commercial vehicles or trucks (except sports utility vehicles, mini-vans, and pick-up trucks utilized as personal transportation), boats, personal watercraft, or trailers. No parking space may be used for the storage of equipment or other personal property. Overnight parking in the Parking Areas is prohibited. Landlord, in Landlord's sole and absolute discretion, may establish from time to time a parking decal or pass card system, security check-in, or other reasonable mechanism to restrict parking in the Parking Areas.

27. Executive Spaces may be used by the designated executive only and the right to use such spaces may not be assigned, permanently or temporarily, by Tenant or the designated executive without Landlord's consent.

28. All trucks and delivery vans shall be parked in designated areas only and not parked in spaces reserved for cars. All delivery service doors are to remain closed except during the time that deliveries, garbage removal, or other approved uses are taking place. All loading and unloading of goods shall be done only at the times, in the areas, and through the entrances designated for loading purposes by Landlord.

29. Tenant shall be responsible for the removal and proper disposition of all crates, oversized trash, boxes, and items termed garbage from the Premises. The corridors and parking and delivery areas are to be kept clear of these items. Tenant shall provide convenient and adequate receptacles for the collection of standard items of trash and shall facilitate the removal of trash by Landlord. Tenant shall ensure that liquids are not disposed of in the receptacles.

30. Landlord shall not be responsible for lost or stolen personal property, equipment, or money occurring anywhere on the Building Project, regardless of how or when the loss occurs.

31. Tenant shall not conduct any business, loading or unloading, assembling, or any other work connected with Tenant's business in any public areas.

32. Neither Tenant, nor its employees, agents, invitees, or guests, shall paint or decorate the Premises, or mark, paint, or cut into, drive nails or screw into nor in any way deface any part of the Premises or Building Project without the prior written consent of Landlord. Notwithstanding the foregoing, standard picture hanging shall be permitted without Landlord's prior consent. If Tenant desires a signal, communications, alarm, or other utility or service connection installed or changed, the work shall be done at the expense of Tenant, with the approval and under the direction of Landlord. If Landlord consents, Tenant shall promptly repair any damage to the Building Project resulting from Tenant's activities, including any damage due to preparations for storms.

33. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities, or any part or appurtenance of the Premises.

34. Tenant agrees and fully understands that the overall aesthetic appearance of the Building Project is of paramount importance; thus Landlord shall maintain complete aesthetic control over any and every portion of the Premises visible from outside the Premises including all fixtures, equipment, signs, exterior lighting, plumbing fixtures, shades, awnings, merchandise, displays, art work, wall coverings, or any other object used in Tenant's business. Landlord's control over the visual aesthetics shall be complete and arbitrary. Landlord will notify Tenant in writing of any aesthetic deficiencies and Tenant will have seven days to correct the deficiencies to Landlord's satisfaction or Tenant shall be in default of this Lease and the Default article shall apply.

35. Tenant shall not install, operate, or maintain in the Premises or in any other area of the Building Project, any electrical equipment that does not bear the U/L (Underwriters Laboratories) seal of approval, or that would overload the electrical system or any part of the system beyond its capacity for proper, efficient, and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building Project. Tenant shall not furnish any cooling or heating to the Premises, including the use of any electronic or gas heating devices, without Landlord's prior written consent.

36. Under applicable law, the entire Building Project, including the Premises, is deemed to be a "no smoking" building and smoking is prohibited in all Common Areas.

37. Tenant shall not allow the Premises to be occupied by more than five persons per 1,000 square feet of rentable area.

38. Landlord may, on request by any tenant, waive compliance by the tenant with any of the Rules and Regulations provided that (a) no waiver shall be effective unless in writing and signed by Landlord or Landlord's authorized agent, (b) a waiver shall not relieve the tenant from the obligation to comply with the rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the Rules and Regulations unless the other tenant has received a similar waiver in writing from Landlord.

39. Tenant will take all steps necessary to prevent: inadequate ventilation, emission of chemical contaminants from indoor or outdoor sources, or both, or emission of biological contaminants. Tenant will not allow any unsafe levels of chemical or biological contaminants (including volatile organic compounds) in the Premises, and will take all steps necessary to prevent the release of contaminants from adhesives (for example, upholstery, wallpaper, carpet, machinery, supplies, and cleaning agents).

40. Tenant shall comply with any recycling programs for the Building Project implemented by Landlord from time to time.

41. Tenant shall not obtain for use in the Premises ice, drinking water, towel, barbering, bootblacking, floor polishing, lighting maintenance, cleaning, or other similar services from any persons not authorized by Landlord in writing to furnish the services.

42. Tenant shall not place a load on any floor of the Premises exceeding the floor load per square foot area that such floor was designed to carry. Landlord reserves the right to prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, that in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant's expense.

43. All contractors performing work to the structure or systems of the Building must be approved by Landlord.

44. Tenant shall comply with all rules and regulations imposed by Landlord as to any messenger center Landlord may establish for the Building and as to the delivery of letters, packages, and other items to the Premises by messengers.

45. Landlord reserves the right to grant or deny access to the Building to any telecommunications service provider. Access to the Building by any telecommunications service provider shall be governed by the terms of Landlord's standard telecommunications license agreement, which must be executed and delivered to Landlord by such provider before it is allowed any access whatsoever to the Building.

46. All occupants of the Building and visitors shall be professionally attired. Without limiting the generality of the preceding sentence, bathing suits, "flip flops", shorts, blue jeans with rips or holes, and tee shirts are not professional attire.

47. Whenever these Rules and Regulations directly conflict with any of the rights or obligations of Tenant under this Lease, this Lease shall govern.

EXHIBIT "E"

TENANT IMPROVEMENTS

Tenant Builds

1. **AS-IS.** Landlord has made no representation or promise as to the condition of the Premises. Landlord shall not perform any alterations, additions, or improvements in order to make the Premises suitable and ready for occupancy and use by Tenant. Tenant is in possession of the Premises as of the Commencement Date and is fully familiar with the physical condition of the Premises, and shall accept the Premises "as-is," "where-is," without any warranty, express or implied, or representation as to fitness or suitability.

2. **PLANS.** Tenant shall, at its sole cost and expense, perform all work necessary or desirable for Tenant's occupancy of the Premises (the "**Tenant Improvements**"). Within 120 days after the Date of the Lease, Tenant shall furnish to Landlord, for Landlord's written approval, a permit set (final construction drawings) of plans and specifications for the Tenant Improvements (the "**Plans**"). The Plans shall include the following: fully dimensioned architectural plan; electric/telephone outlet diagram, reflective ceiling plan with light switches; mechanical plan; furniture plan; electric power circuitry diagram; plumbing plans; all color and finish selections; all special equipment and fixture specifications; and fire sprinkler design drawings. The Plans will be prepared by a licensed architect and the electrical and mechanical plans will be prepared by a licensed professional engineer. The Plans shall be produced on CAD. The architect and engineer will be subject to Landlord's approval, which shall not be unreasonably withheld. The Plans shall comply with all applicable laws, ordinances, directives, rules, regulations, and other requirements imposed by any and all governmental authorities having or asserting jurisdiction over the Premises. Landlord shall review the Plans and either approve or disapprove them, within a reasonable period of time. Should Landlord disapprove them, Tenant shall make any necessary modifications and resubmit the Plans to Landlord in final form within ten days following receipt of Landlord's disapproval of them. The approval by Landlord of the Plans and any approval by Landlord of any similar plans and specifications for any other Alterations or the supervision by Landlord of any work performed on behalf of Tenant shall not: (a) imply Landlord's approval of the plans and specifications as to quality of design or fitness of any material or device used; (b) imply that the plans and specifications are in compliance with any codes or other requirements of governmental authority (it being agreed that compliance with those requirements is solely Tenant's responsibility); (c) impose any liability on Landlord to Tenant or any third party; or (d) serve as a waiver or forfeiture of any right of Landlord.

3. **CONTRACTOR.** The Tenant Improvements shall be constructed by a general contractor selected and paid by Tenant and approved by Landlord. The general contractor shall obtain a payment and performance bond in form complying with Section 713.23, Florida Statutes. The contractor's license(s) to do business in the jurisdiction(s) in which the Premises are located, a Contractor's Qualification Statement for the contractor in the most current American Institute of Architects form, the fully executed contract between Tenant and the general contractor, the general contractor's work schedule, the payment and performance bond, and all building or other governmental permits required for the Tenant Improvements shall be delivered to Landlord before commencement of the Tenant Improvements. Tenant shall cooperate as reasonably necessary so that its general contractor will cause the Tenant Improvements to be completed promptly and with due diligence. The Tenant Improvements shall be performed in accordance with the Plans and shall be done in a good and workmanlike manner using new materials. All work shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directives, rules, regulations, and other requirements of any governmental authorities having or asserting jurisdiction over the Premises. Before the commencement of any work by Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of builder's risk, commercial general liability, and workers' compensation insurance complying with the requirements set forth in the Insurance article of this Lease. Any damage to any part of the Building Project that occurs as a result of the Tenant Improvements shall be promptly repaired by Tenant.

4. **COMPLIANCE.** Tenant shall also ensure compliance with the following requirements concerning construction:

(a) Tenant and all construction personnel shall abide by Landlord's job site rules and regulations and fully cooperate with Landlord's construction representatives in coordinating all construction activities in the Building Project, including rules and regulations concerning working hours, parking, and use of the construction elevator.

(b) All transportation of construction materials shall be on the padded construction elevator only.

(c) Tenant shall be responsible for cleaning up any refuse or other materials left behind by construction personnel at the end of each work day.

(d) Tenant shall deliver to Landlord all forms of approval provided by the appropriate local governmental authorities to certify that the Tenant Improvements have been completed and the Premises are ready for occupancy, including original building permit and a final, unconditional certificate of occupancy.

(e) At all times during construction, Tenant shall allow Landlord access to the Premises for inspection purposes. On completion of the Tenant Improvements, Tenant's general contractor shall review the Premises with Landlord and Tenant and secure Landlord's and Tenant's acceptance of the Tenant Improvements.

(f) Upon completion of the Tenant Improvements Tenant shall also deliver to Landlord two complete copies of each of the following:

(i) construction documents in PDF file format on CDs;

(ii) general contractor's one-year warranty and subcontractor warranties, as well as factory warranties on equipment installed;

(iii) operating and maintenance manuals for all equipment installed;

(iv) fire sprinkler system permit set of drawings;

(v) HVAC test and balance reports;

(vi) subcontractor listing with contact and phone numbers included;

(vii) final payment application from general contractor; and

(viii) final releases of lien from Tenant's general contractor and all lienors giving notice as defined in the Florida Construction Lien Law and a final contractor's affidavit from the general contractor in accordance with the Florida Construction Lien Law, indicating all "lienors" have been paid in full.

5. **TENANT IMPROVEMENT ALLOWANCE.** If and for as long as Tenant is not in default under this Lease beyond any applicable grace period, Tenant shall be entitled to a fixed price tenant improvement allowance in the amount set forth in Article 1 of this Lease. The tenant improvement allowance shall be paid to Tenant in reimbursement for the total out-of-pocket costs paid by Tenant for the design professional fees and the "hard costs" of construction of the Tenant Improvements. The allowance may not be applied to any other costs such as, but not limited to, the costs of Tenant's furniture, trade fixtures, and equipment, cabling and wiring costs, and moving expenses; provided, however, that Tenant upon application to Landlord, may use up to one half (1/2) of the allowance toward the payment of rent ("Allowed Credit"). If the total amount paid by Tenant for the Tenant Improvements is less than the tenant improvement allowance, Tenant shall not receive cash or any credit against rent for the unused portion of the allowance other than the Allowed Credit. The tenant improvement allowance shall be paid within 21 days after all of the following events have occurred: (a) the Tenant Improvements have been substantially completed; (b) Tenant has delivered to Landlord final releases of lien from Tenant's general contractor and all lienors giving notice as defined in the Florida Construction Lien Law and a final contractor's affidavit from the general contractor in accordance with the Florida Construction Lien Law, and all other receipts and supporting information concerning payment for the work that Landlord may reasonably request; and (c) Tenant has paid the rent due for the first month of the Lease Term. Tenant shall provide Landlord with true copies of bills paid by Tenant for the Tenant Improvements, and Landlord shall reimburse Tenant for the amount set forth in the bills up to the amount of the allowance. At Landlord's option, the tenant improvement allowance or any portion of it may be paid by Landlord directly to the general contractor performing the Tenant Improvements or to any lienor giving notice as defined in the Florida Construction Lien Law. If Tenant is in default under this Lease beyond any applicable grace period, Landlord may, in addition to all its other available rights and remedies, withhold payment of any unpaid portion of the tenant improvement allowance, even if Tenant has already paid for all or a portion of the cost of the Tenant Improvements

6. **ADDITIONAL SPACE NOT COVERED.** This exhibit shall not apply to any additional space added to the original Premises at any time after the Date of this Lease, whether under any options under this Lease or otherwise, or to any portion of the original Premises or any additions to the original Premises in the event of a renewal or extension of the initial Lease Term, whether under any options under this Lease or otherwise, unless expressly so provided in this Lease or an amendment to this Lease.

EXHIBIT "F"

RESTRICTED USES

1. Landlord agrees that, during the Term of this Lease, its shall not lease any space in the Building to the following companies: R.R. Donelley Financial, Merrill Corporation, Cadmus Communications Corp., Evans Financial Printers, Global Financial Press Group.

2. Smith Barney. Landlord agrees that it will not lease space (i) in the Building to a company, individual, or entity whose business involves the "discount" brokerage of stocks, bonds or other financial instruments, (ii) on the ground floor or any retail space in the Building less than 3,000 rentable square feet to any of the major principal stock brokerage firms whether "discount", "full service" or otherwise, nor shall Landlord permit any other tenant within the Building to assign or sublet or otherwise permit use or occupancy to a company, individual or entity whose business involves the "discount" brokerage of stocks, bonds or other financial instruments. Landlord and Tenant hereby agree that "discount" brokerage shall be strictly defined to mean stock brokerage firms engaged in discount oriented brokerage services (e.g. Charles Schwab, Olde Securities) as opposed to service oriented brokerage companies (e.g. Dean Witter, PaineWebber, Prudential Securities). Except as set forth above, Landlord shall not be precluded from leasing space in the Building or permitting the assignment or sublease of any other space to firms such as Dean Witter, PaineWebber, Prudential Securities, mutual fund managers, banks with trust departments and others not solely classified as a discount brokerage firm.

3. Starbucks. Landlord shall not use or allow any other person or entity (except Tenant) to use any portion of the Property for the sale of (a) freshly ground or whole coffee beans, (b) espresso, espresso-based or coffee-based drinks, or (c) gourmet, brand-identified brewed coffee. This restriction shall also apply to kiosks and carts. Full service, sit-down restaurants that serve a complete dinner menu may sell brewed coffee or hot espresso-based or coffee-based drinks only for on-premises consumption. Notwithstanding the foregoing, Tenant acknowledges that full-service, sit down restaurants in the Building may sell (b) and (c) for on-premises consumption only as an incidental party of their business.

4. Timpanos. During the Demised Term, Landlord shall not permit in the Development any restaurant that is open and operating and whose principal business is serving Italian food ("Tenant's Italian Exclusive"), provided that (a) such restrictions shall not apply to any existing tenants (and their respective successors and assigns) in the Development as of the date of this Lease (provided that if the Landlord had the right under its Lease with any such existing tenant to approve any change in use, Landlord will not approve a change in a use which would otherwise violate Tenant's Italian Exclusive), (b) such restrictions shall not apply to any restaurant which serves Italian food only as an incidental menu item (i.e., less than 15% of the menu is comprised of such items), (c) the restrictions against Italian food restaurants in the Development (subject to temporary cessations of operation more specifically set forth in Section 7.03(b) of the Lease) and (d) such restrictions shall not apply to a delicatessen that uses Italian or hoagie bread, so long as such delicatessen's principal business is not otherwise serving Italian food.

5. Samba Room. During the Demised Term, Landlord shall not permit in the Development any restaurant that is open and operating and whose principal business of serving Cuban food ("Tenant's Cuban Exclusive"), provided that (a) such restrictions shall not apply to any existing tenants (and their respective successors and assigns) in the Development as of the date of this Lease (provided that if Landlord has the right under its Lease with any such existing tenant to approve any change in use, Landlord will not approve a change in use to which would otherwise violate Tenant's Cuban Exclusive), (b) such restrictions shall not apply to any restaurant which serves Cuban food as only an incidental menu item (i.e., less than 15% of the menu is comprised of such items), and (c) the restriction against Cuban food restaurants shall not apply if Tenant is no longer engaged in the operation of a Cuban food restaurant in the Development (subject to temporary cessations of operation more specifically set forth in Section 7.03(b) of the Lease).

6. Japanese Village. Provided Tenant has been in good standing and has not been in default during the Term of this Lease beyond any applicable cure period, Landlord shall not enter into any other lease for retail space in the Building, which lease shall permit as a principal business (principal business being defined as deriving more than 75% percent of its gross sales from such principal use) a restaurant serving Oriental or Japanese hibachi-style grilled meat, poultry, seafood and vegetables, or sushi and sashimi and related products. This exclusive shall not apply to Condominium Unit No. 2 as depicted on the Site Plan, or T.G.I. Friday's, Inc., its subtenants or assigns currently operating a restaurant in the Building under the name of The Samba Room.

EXHIBIT "G"

CONSENT TO SUBLEASE

The parties to this Consent to Sublease (this "Consent" or "Agreement") are ELO ASSOCIATES II, LTD., a Florida limited partnership (the "Landlord"), FISHER & PHILLIPS LLP, a Georgia limited liability partnership (the "Sublessor"), and Larry Adair (the "Sublessee"), who, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:

1. **Background.**

1.1 Sublessor and Landlord entered into that certain Lease dated 7/26/06 (the "Lease") for certain premises known as Suite 800, 450 East Las Olas Boulevard, Fort Lauderdale, Florida (the "Premises").

1.2 Sublessor has entered into that certain sublease agreement (the "Sublease") under which Sublessor has sublet a portion of the Premises (the "Subleased Premises") to Sublessee.

1.3 Sublessor and Sublessee have requested that Landlord consent to the subletting of the Subleased Premises by Sublessor to Sublessee.

2. **Definitions.** Capitalized terms used but not defined in this Agreement shall have the same definitions given to them in the Lease unless the context clearly indicates a contrary intent. For purposes of this Agreement, the term "Date of this Agreement" shall mean the date on which this Agreement is executed by the last one of the parties to do so.

3. **Consent to Subletting.** Landlord consents to the subletting of the Subleased Premises by Sublessor to Sublessee. This consent does not constitute approval by Landlord of, nor agreement by Landlord with, any of the provisions of the Sublease by Landlord, nor consent to any improvements or alterations by Sublessee (consent to which is subject to the terms of the Lease). In addition, nothing contained in this Agreement or the Sublease shall be construed as amending the Lease in any respect. Any purported modifications to the Lease contained in the Sublease will affect the rights and obligations as between Sublessor and Sublessee only and shall not be binding on Landlord. Sublessor and Sublessee specifically acknowledge that Landlord is not a party to the Sublease. There is no privity of contract or estate between Landlord and Sublessee. Except as expressly provided in this Agreement, the Lease shall remain unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease. The Sublease shall not be modified in any manner without Landlord's prior written consent.

4. **Warranties and Representations.** Sublessor warrants and represents to Landlord the following:

4.1 The Lease is binding and enforceable upon the Sublessor and nothing done pursuant to the Sublease nor this Agreement shall affect the liability of Sublessor under the Lease.

4.2 Landlord is in full and complete compliance with all of its obligations under the Lease.

4.3 The Lease, as described above, has not been otherwise amended or modified, either orally or in writing, and represents the entire agreement between Landlord and Sublessor as to the Premises.

4.4 Neither Sublessor nor Landlord is in default under the Lease, and no state of facts exists which, but for the giving of notice or the passage of time, or both, would be a default by either party under the Lease. Sublessor is not entitled to any credit, offset, or reduction in rent or other charges due or to become due under the Lease for any reason whatsoever. Sublessor has no defenses to the enforcement of the Lease by Landlord, and there exists no claims or potential claims by Sublessor against Landlord.

4.5 Neither the Lease nor any rights of Sublessor under the Lease have been assigned by Sublessor. Other than pursuant to the Sublease, the Premises have not been sublet by Sublessor. No person or entity other than Sublessee and Sublessor are entitled to possess, use, or occupy the Premises pursuant to any license, concession, or other agreement, whether oral or written. Neither Sublessor's estate under the Lease or any of its rights under the Lease have been mortgaged or pledged to any third party.

5. **Rentable Area of the Premises.** The parties conclusively agree that the Rentable Area of the Premises is 16,235 square feet. The number and percentage set forth have been reviewed and accepted by Sublessor and Sublessee and are not subject to any challenge or dispute by Sublessor or Sublessee.

6. **No Release.** This Agreement shall not be deemed to release or discharge, in any manner, the continuing, direct, and primary liability of Sublessor, as Tenant, under the Lease, nor any guarantors of the Lease, and their respective liabilities shall remain in full force and effect and to the same extent as existed prior to this Agreement. Sublessor shall be responsible for the collection of all rent due it from Sublessee and the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease. Sublessor's inability to collect rent or otherwise enforce any of Sublessee's obligations shall in no way affect Sublessor's obligation to perform all of Sublessor's obligations under the Lease.

7. **Further Subletting or Assignment.** This Agreement shall not be construed as permitting any further subletting of the Premises or assignment of the Lease except in strict accordance with the terms of the Lease. Neither Sublessee nor Sublessee's legal representatives or successors in interest by operation of law or otherwise shall assign, mortgage, or otherwise encumber the Sublease or enter into a sublease or license agreement for any portion of the Subleased Premises or permit all or any portion of the Subleased Premises to be used by others.

8. **Sublessee's Agreement.** Sublessee confirms that it has read and is fully familiar with the terms of the Lease. Sublessee shall comply with all applicable terms and conditions of the Lease to be performed by the Tenant under the Lease.

9. **Subordination.** The Sublease shall be subject and subordinate in all respects to the Lease and to all renewals, modifications, and extensions of the Lease. Sublessee's rights to use and enjoy the Premises are based solely on the Sublease and Sublessee has no other rights in and to the Subleased Premises. Landlord has no obligation to Sublessee for the performance of any of the terms, covenants, conditions, and agreements of the Sublessor under the Sublease. Should Sublessor be in default under the Lease, Landlord shall have the right, at its option, to pursue its rights and remedies as set forth in the Lease, which include termination of the Lease or the rights to occupy and possess the Premises, or both. Unless Landlord elects otherwise, if for any reason the Lease or the Sublessor's rights to occupy or possess the Premises are terminated, the Sublease shall also be terminated and Sublessee shall have no right, title, or interest in and to the Subleased Premises, through the Sublease or otherwise, and, accordingly, it shall vacate the Subleased Premises upon request of the Landlord. Notwithstanding the foregoing, Landlord shall have the right, in its sole, arbitrary discretion, to elect to have the Sublease survive the termination of the Lease or termination of Sublessor's rights to occupy and possess the Premises, in which case Sublessor shall be deemed to have assigned the Sublease to Landlord and Sublessee will be obligated to attorn to Landlord and continue to perform its obligations under the Sublease as if the Lease or Sublessor's rights to occupy and possess the Premises had not been terminated and the Sublease were a direct lease between Landlord and Sublessee, except that Landlord shall not be (a) liable for any previous act, omission, or negligence of Sublessor under the Sublease, (b) subject to any counterclaim, defense, or offset theretofore accruing to Sublessee against Sublessor, (c) bound by any previous modification or amendment of the Sublease made without Landlord's consent or by any previous prepayment of more than one month's rent and additional rent unless paid as provided in the Sublease, or (d) obligated to perform any alterations, repairs, or other work in the Subleased Premises or the Building beyond Landlord's obligations under the Lease, and Sublessee shall execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment. Sublessee acknowledges that none of the expansion rights or term extension rights provided in the Lease apply for the benefit of Sublessee and Sublessee has no rights whatsoever to expand the Premises or extend the term of the Lease.

10. **Default by Sublessor.** Upon the occurrence of any default by Sublessor of its obligations under the Lease, Landlord may elect, by written notice to Sublessor and Sublessee, to require Sublessee to pay all rental and other amounts due under the Sublease directly to Landlord. Landlord will apply any and all such payments first to the costs necessary to cure Sublessor's default and then to Sublessor's outstanding rental and other payment obligations under the Lease. Sublessor authorizes Sublessee to comply, without inquiry, with any such written directive received from Landlord.

11. **Notices.** Sublessee agrees to promptly deliver a copy to Landlord of all notices of default and all other notices sent to Sublessor under the Sublease, and Sublessor agrees to deliver a copy to Landlord of all such notices sent to Sublessee under the Sublease. All copies of any such notices shall be delivered personally or sent either by recognized national overnight courier service or by United States registered or certified mail, postage prepaid, return receipt requested, to ______________________________, with a copy to ______________________________, or to such other place or persons as Landlord or its agent may from time to time designate.

12. **Indemnity and Insurance.** As to the Subleased Premises and Sublessee's use and occupancy of the Subleased Premises, Sublessee agrees to assume, as to Landlord, all of the indemnity and insurance obligations of the Sublessor under the Lease, provided that this shall not be construed as relieving or releasing Sublessor from any of these obligations. Without limiting the scope of this assumption by Sublessee, the waiver of subrogation provisions set forth in the Lease shall also apply as between Landlord and

Sublessee as if Sublessee were the Tenant under the Lease. Landlord and Sublessee shall each, on or before the earlier of the commencement date of the Sublease or the date on which Sublessee first enters the Subleased Premises for any purpose, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer concerning the workers' compensation, employer's liability, property, rental income, and business interruption insurance maintained by it for the Building. Sublessee will deliver insurance certificates evidencing the required coverage (and naming Landlord as additional insured, where required), prior to Sublessee entering the Subleased Premises.

13. **Services.** Sublessor authorizes Sublessee, as agent for Sublessor, to obtain services and materials for or related to the Subleased Premises. Unless Landlord elects, in its sole, arbitrary discretion, to bill Sublessee directly for services and materials (in which event Sublessee shall pay for the services and materials so billed, provided that billing Sublessee shall not relieve Sublessor from its primary obligation to pay for the services and materials), Sublessor shall pay for services and materials obtained by Sublessee as additional rent under the Lease upon written demand from Landlord. The services and materials covered by this section shall not include tenant improvement work or any services or materials furnished outside Landlord's normal scope of business in dealing with tenants of the Building.

14. **Miscellaneous.** This Agreement constitutes the entire agreement of the parties concerning the transactions contemplated by this Agreement. All prior understandings and agreements between the parties concerning these matters are merged into this Agreement, which alone fully and completely expresses their understanding. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force, if the essential provisions of this Agreement for each party remain valid, binding, and enforceable. This Lease may not be amended, modified, altered, or changed in any respect, except by further agreement in writing duly executed on behalf of Landlord and Tenant. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties to this Agreement and their respective heirs, successors, legal representatives, and permitted assigns. This Agreement has been negotiated "at arm's-length" by and among Landlord, Sublessor, and Sublessee, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Agreement. Therefore, this Agreement shall not be more strictly construed against any party by reason of the fact that one party may have drafted any or all of the provisions of this Agreement. This Agreement may be executed by the parties signing different counterparts of this Agreement, which counterparts together shall constitute the agreement of the parties. Whenever the word "including" is used in this Agreement it shall be deemed to mean "including, but not limited to," or "including, without limitation." This Agreement may be transmitted between the parties by facsimile machine. The parties intend that faxed signatures constitute original signatures and a faxed Agreement containing the signatures (original or faxed) of all parties is binding on the parties.

15. **Enforcement Costs.** In any suit, action, or other proceeding, including arbitration or bankruptcy, arising out of or in any manner relating to this Agreement, the successful or prevailing party or parties, as determined by the court or arbitrator, shall be entitled to recover from the losing party or parties reasonable attorneys' fees and disbursements.

16. **Real Estate Brokers.** Sublessor and Sublessee jointly and severally agree to indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees), damages, and expenses arising from any claims or demands of any broker or finder for any commission or fee due or alleged to be due in connection with the Sublease or this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the Date of this Agreement.

WITNESSES:

____
Signature of Witness 1

____
Print or type name of Witness 1

____
Signature of Witness 2

____
Print or type name of Witness 2

LANDLORD:

ELO ASSOCIATES II, Ltd., a Florida limited partnership

By: CRT ELO GP LLC, a Delaware limited liability company, its general partner

By: CRT Las Olas LP, a Delaware limited partnership, its sole member

By: CRT Las Olas GP LLC, a Delaware limited liability company, its general partner

By: CRTP OP LLC, Delaware limited liability company, its sole member

By: DRA CRT Acquisition Corp., a Delaware corporation, its managing member

By: _______________________
Name: _______________________
Title: _______________________

[CORPORATE SEAL]

Date Executed: _______________________

____
Signature of Witness 1

Philip E. Bodine
Print name of Witness 1

____
Signature of Witness 2

Sharon Barr
Print name of Witness 2

SUBLESSOR:

FISHER & PHILLIPS LLP,
a Georgia limited liability partnership

By: _______________________
Name: Roger K. Quillen
Title: Chairman

[CORPORATE SEAL]

Date Executed: July 20, 2006

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

SUBLESSEE:

Signature of Witness 1

Print name of Witness 1

LARRY ADAIR

Signature of Witness 2

Date Executed: ______________________

Print name of Witness 2